FIRST BANK NATIONAL ASSOCIATION

                          WAREHOUSING CREDIT FACILITY

                                      FOR

                      EXPRESS AMERICA MORTGAGE CORPORATION

                          DATED AS OF JANUARY 25, 1996

                          WAREHOUSING CREDIT AGREEMENT


              THIS AGREEMENT, dated as of January 25, 1996, by and between EXPRESS AMERICA MORTGAGE CORPORATION (the "Company"), a Delaware corporation, and FIRST BANK NATIONAL ASSOCIATION (the "Bank"), a national banking association.

              The parties hereto agree as follows:

              Section 1.  DEFINITIONS AND ACCOUNTING TERMS.

              1.01 Definitions. As used herein, the following terms shall have the following respective meanings (such meanings to be equally applicable to both the singular and plural form of the terms defined):

              "Advance": a cash advance to or for the account of the Company under the Commitment.

              "Aggregate Outstandings": as of a date of determination thereof, the unpaid principal balance of the Note as of such date.

              "Affiliate": when used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, ten percent or more of the equity interest), (c) each Person, ten percent of more of the voting stock (or if such Person is not a corporation, ten percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and general partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

              "Agreement": this Credit Agreement, as amended, supplemented, restated or otherwise modified and in effect from time to time in writing by the Company and the Bank.

              "Applicable Margin":  with respect to:

              (a)  Reference Rate Borrowings, 1% per annum; and

              (b)  Floating Eurodollar Rate Borrowings, 2.5% per annum.

              "Average Daily Note Balance": with respect to any Interest Period, the average daily unpaid principal balance of the Note during such Interest Period.

              "Average Daily Qualifying Balances": with respect to an Interest Period, the average daily amount of Qualifying Balances on deposit with the Bank during such Interest Period.

              "Average Daily Reserve Factor": with respect to any Interest Period, the average daily amount of the Reserve Factor in effect during such Interest Period.

              "Balances  Deficiency":   as  such  term  is  defined  in  Section
2.03(a)(i).

              "Borrowing": a Fixed Rate Borrowing, a Floating Eurodollar Rate Borrowing or a Reference Rate Borrowing.

              "Borrowing Base": as of a date of determination, an amount equal to 100% of the Collateral Value of the Collateral as determined by the Bank from its records.

              "Borrowing  Base  Certificate":  the  certificate  in the  form of
Exhibit 1.01-A hereto.

              "Borrowing Date": the Business Day on which the Bank makes a Borrowing.

              "Business Day": a day on which the Bank is open for the transaction of business in its main office in Minneapolis, Minnesota.

              "Capitalized Lease Obligations": all lease obligations which have been or are required to be, in accordance with GAAP, capitalized on the balance sheet of the lessee.

              "Closing Agent": as such term is defined in the Pledge and Security Agreement.

              "Code": the Internal Revenue Code of 1986, together with all amendments from time to time thereto.

              "Collateral": as such term is defined in the Pledge and Security Agreement.

              "Collateral Account": account number 1731-0096-9620 maintained with the Bank, which shall be under the sole dominion and control of the Bank and with respect to which the Company shall have no withdrawal or order rights.

              "Collateral Documents": the Pledge and Security Agreement and all agreements, instruments, documents and other papers creating, evidencing or representing the Collateral and/or Security Interests therein.

              "Collateral Value": with respect to Collateral, as determined in accordance with the formula contained in Exhibit 1.01-B hereto.

              "Commitment": as such term is defined in Section 2.01.

              "Commitment Amount": at the time of any determination, the lesser of (a) $2,500,000 and (b) the amount to which the amount of the Commitment shall have been reduced pursuant to Section 4.05(b).

              "Commitment Termination Date": the earliest of (a) December 31, 1996, (b) the date on which the Commitment terminates or the Commitment Amount is reduced to zero pursuant to Section 4.05 hereof, and (c) the date on which the Commitment terminates or is terminated pursuant to Section 12.02.

              "Compliance Certificate": a certificate in the form of Exhibit 1.01-C hereto.

              "Confirmation of Borrowing/Paydown/Conversion": a Confirmation of Borrowing/Paydown/Conversion in the form of Exhibit 1.01-D hereto.

              "Deficiency Fee": as such term is defined in Section 2.03.

              "Effective Date": the date on or after the Signing Date on which all of the conditions set forth in Section 11 shall have been met or waived in writing by the Bank.

              "Effective Period": the period from the Effective Date to the Commitment Termination Date.

              "ERISA": the Employee Retirement Income Security Act of 1974, together with all amendments from time to time thereto.

              "Eurodollar Reserve Percentage": as of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D. The rate of interest applicable to any outstanding Floating Eurodollar Rate Borrowings shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

              "Event of Default": as such term is defined in Section 12.01.

              "FHA": the Federal Housing Administration and any successor thereto.

              "FHLMC": the Federal Home Loan Mortgage Corporation and any successor thereto.

              "Firm Take-Out Commitment": a current, written commitment issued to the Company by an Investor to purchase within a specified period of time Mortgage Loans under which commitment the Company is obligated to sell said Mortgage Loans.

              "Fixed Rate": as such term is defined in Section 2.03(a)(i).

              "Fixed Rate Borrowing": a portion of the outstanding principal balance of the Note that bears interest as provided in Section 2.03(a)(i).

              "Floating Eurodollar Rate Borrowing": a portion of the outstanding principal balance of the Note with respect to which the interest rate is determined by reference to the Floating Reserve-Adjusted Eurodollar Rate.

              "Floating Reserve-Adjusted Eurodollar Rate": on any date of determination, the rate (rounded upward, if necessary, to the next higher one hundredth of one percent) determined by dividing the Floating Eurodollar Rate for such date by 1.00 minus the Eurodollar Reserve Percentage. For purposes hereof, "Floating Eurodollar Rate" shall mean, for any day, a rate per annum equal to the 1-month Eurodollar rate (LIBOR) for United States dollars displayed on the Telerate Systems, Inc. screen, page 3750 (or other applicable page).

              "FNMA":   the  Federal  National  Mortgage   Association  and  any
successor thereto.

              "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

              "GNMA": the Government National Mortgage Association and any successor thereto.

              "Guarantee":  any  obligation,  contingent  or  otherwise,  of any
Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital, or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect such owner against loss in respect thereof; provided, that the term "Guarantee" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

              "Guarantor": Express America Holdings Corporation, a Delaware corporation.

              "Guaranty": the Guaranty of even date herewith from the Guarantor in favor of the Bank, as the same may be amended, supplemented, restated or otherwise modified from time to time in writing by the Guarantor and the Bank.

              "HUD": the Department of Housing and Urban Development or any successor thereto.

              "Immediately Available Funds": funds with good value on the day and in the city in which payment is received.

              "Indebtedness": with respect to any Person at any time, without duplication, all obligations of such Person which, in accordance with GAAP, consistently applied, should be classified as liabilities on a balance sheet of such Person, but in any event shall include, without limitation: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, (i) all Guarantees by such Person of Indebtedness of others, and (j) all liabilities or Indebtedness of others assumed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such Indebtedness or to supply or advance sums or otherwise.

              "Interest Payment Date": the first Business Day of each month.

              "Interest Period": the period beginning on (and including) the first day of each calendar month and ending on (and including) the last day of such calendar month.

              "Investment": as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock, bonds, notes or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

              "Investor": FNMA, FHLMC, a bank, trust company, savings and loan association, pension fund, governmental authority, insurance company or other responsible and substantial institutional investor, dealer or securities broker (other than FNMA or FHLMC) listed by the Company and approved by the Bank.

              "Leverage Ratio": at the time of any determination thereof, the ratio of (a) the Company's Total Liabilities to (b) the Company's Net Worth.

              "Lien": any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument, in, of, or on any of the assets or properties, now owned or hereafter acquired, of the Company, whether arising by agreement or operation of law.

              "Material Adverse Effect": shall mean, with respect to any circumstance, condition or event, that such circumstance, condition or event (a) has, or may be reasonably expected to have, an adverse effect upon the validity or enforceability of this Agreement or any other Transaction Document, (b) adversely affects the present or reasonably foreseeable prospective financial condition or operations of the Company or any Subsidiary in any material respect or (c) materially impairs, or may be reasonably expected to materially impair, the ability of the Company to pay its obligations under this Agreement, the Note or any other Transaction Document.

              "Mortgage": a mortgage or deed of trust on real property which has been improved by a completed single family (i.e., one to four family units) which secures a Mortgage Loan.

              "Mortgage Loan": any loan or advance evidenced by a Mortgage Note and secured by a Mortgage and which has a term not exceeding 30 years.

              "Mortgage Note": a promissory note evidencing a Mortgage Loan and which is secured by a Mortgage.

              "Mortgage-backed Security": a security (including, without limitation, a participation certificate) that is an interest in a pool of Mortgage Notes or is secured by such an interest and is guaranteed by GNMA or is issued or guaranteed by FNMA or FHLMC.

              "NationsBanc": NationsBanc Mortgage Corporation, its successors and assigns.

              "NationsBanc Agreement": the Asset Purchase Agreement dated as of August 27, 1994 between the Company and NationsBanc, as the same may have been and may hereafter be amended, supplemented, restated or otherwise modified and in effect from time to time.

              "NationsBanc Documents": the NationsBanc Agreement, NationsBanc Note and all other agreements, instruments, certificates and other documents executed and delivered pursuant to or in connection therewith, as the same may have been and may hereafter be amended supplemented, restated or otherwise modified and in effect from time to time.

              "NationsBanc Note": the Non-Negotiable Promissory Note dated September 30, 1994 in the original principal amount of $4,205,097 made by NationsBanc and payable to the Company.

              "Net Worth": as of a date of determination, the sum of the capital stock, paid in surplus and earned surplus (or deficit) of the Company (excluding stock of the Company held by the Company).

              "Note":  as such term is defined in Section 2.02.

              "Obligations":  as such term is defined in Section 8.

              "Person": any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

              "Plan": each employee benefit plan (whether now in existence or hereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Company.

              "Pledge and Security Agreement": the Pledge and Security Agreement of even date herewith between the Company and the Bank, as the same may be amended, supplemented, restated or otherwise modified from time to time in writing by the Company and the Bank.

              "Qualifying Balances": at the time of any determination, interest-free collected deposit balances (in addition to those which the Bank determines to be necessary to support FDIC insurance assessments and other banking services provided to the Company and in addition to those deposited pursuant to Section 5(b)) deposited by the Company with the Bank.

              "Reference Rate": at the time of any determination thereof, the rate per annum which is most recently publicly announced by the Bank as its "reference rate," which may be a rate at, above or below which the Bank lends to other Persons.

              "Reference Rate Borrowing": a portion of the outstanding principal balance of the Note that bears interest at a rate based upon the Reference Rate.

              "Regulatory Change": any change after the Effective Date in United States federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

              "Required Balances Amount": as such term is defined in Section 2.03(a)(i).

              "Reserve Factor": as of a date of determination, a number equal to one (1) minus the percentage (expressed as a decimal rather than a percentage) stipulated by Federal Reserve Board Regulation D (12 CFR Section 204), as such regulation may be amended from time to time, or by any regulation promulgated to replace said Regulation D, as the highest marginal percentage of net demand deposits required to be maintained on reserve by the Bank on the date of determination.

              "Security  Interest":   each  Lien,  security  interest,   pledge,
hypothecation and other encumbrance now and hereafter granted by the Company in favor of the Bank in the Collateral.

              "Servicing Portfolio": at the time of any determination, the aggregate unpaid principal balance of all Mortgage Notes (including Mortgage Notes subject to Mortgage-backed Securities) as to which the Company owns the contractual right to service for the owner of such Mortgage Notes, excluding, however, those Mortgage Notes serviced by the Company but for which the Company does not own the servicing rights.

              "Signing Date": the day on which counterparts of this Agreement, signed by the Company and the Bank, shall have been delivered to the Bank.

              "Standby Take-Out Commitment": a current, written commitment issued to the Company by an Investor to purchase within a specified time period Mortgage Loans under which commitment the Company has the right, but is not obligated, to sell said Mortgage Loans.

              "Subordinated Indebtedness": Indebtedness of the Company which is subordinated to Indebtedness of the Company to the Bank in a manner and to an extent which the Bank has approved in writing prior to the creation of such Indebtedness.

              "Subsidiary": any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company.

              "Take-Out Commitment": a Firm Take-Out Commitment or a Standby Take-Out Commitment, as the case may be.

              "Transaction Documents": this Agreement, the Collateral Documents, the Guaranty and the Note.

              "Total Liabilities": at the time of any determination, the total liabilities of the Company as determined in accordance with GAAP.

              "Unmatured Event of Default": any event which with the lapse of time or with notice to the Company and lapse of time would constitute an Event of Default.

              "VA":  The Veterans Administration and any successor thereto.

              1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP on a basis consistent with the audited financial statements referred to in Section 9.03.

              1.03 Other Definitional Provisions. In this Agreement, words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms; and references to Persons include their permitted successors and assigns.

              Section 2.  THE CREDIT.

              2.01 Commitment. Upon the terms and subject to the conditions hereinafter set forth, during the Effective Period the Bank, from time to time at the request of the Company, will lend (and upon prepayment, relend) to the Company amounts requested by the Company up to but not exceeding at any time outstanding the Commitment Amount (the "Commitment"); provided, that the Bank shall not be obligated to make any Advance in an amount which would cause Aggregate Outstandings to exceed either the Commitment Amount or the Borrowing Base.

              2.02 Note Evidencing Advances. Advances shall be evidenced by the promissory note of the Company (the "Note") substantially in the form of Exhibit
2.02 hereto. The Note shall mature on the Commitment Termination Date. The aggregate amount of the Advances made under the Note less repayments of principal thereof shall be the principal amount owing and unpaid on the Note. The principal amount of each Advance and all principal payments and prepayments thereof may be noted by the Bank on the schedule attached to the Note and shall be entered by the Bank on its ledgers and computer records. The entries made by the Bank on its ledgers and computer records and any notations made by the Bank on the schedule annexed to the Note shall be presumed to be accurate until the contrary is established.

              2.03 Interest on the Note; Balances Deficiency Fees; Borrowing Designations.

              (a) Interest Rates; Balances Deficiency Fees. The Company will pay the Bank interest on the unpaid principal balance of each Advance from time to time outstanding as follows:

                     (i) With respect to Fixed Rate Borrowings, at the per annum rate of 2.50% (the "Fixed Rate"); provided, however, that to induce the Bank to offer the Fixed Rate, the Company agrees to maintain on deposit with the Bank for each Interest Period for which the Fixed Rate is in effect Average Daily Qualifying Balances in an amount (for any such Interest Period, the "Required Balances Amount") equal to the Average Daily Note Balance for such Interest Period divided by the Average Daily Reserve Factor for such Interest Period. The Bank will determine for each Interest Period the amount of Average Daily Qualifying Balances on deposit with the Bank for such Interest Period and the amount, if any, by which said Average Daily Qualifying Balances exceeds (any such excess being referred to as a " Balances Surplus") or is less than (any such deficiency being referred to as a "Balances Deficiency") the Required Balances Amount for such Interest Period. Any Balances Surplus or Balances Deficiency for any Interest Period will be carried forward and applied to increase or reduce, as the case may be, Balances Surpluses or Balances Deficiencies determined for subsequent Interest Periods beginning in the same calendar year. If, as of the last day of the last Interest Period beginning in a calendar year, a net Balances Surplus exists, such net Balances Surplus shall be disregarded and shall not be carried forward to succeeding Interest Periods. If, however, a net Balances Deficiency exists as of the last day of said last Interest Period, the Company shall pay to the Bank upon demand a fee ("Deficiency Fee") in accordance with the following formula:

              DF = BD x ADRR) x 31/360

              where:   "DF" is the Deficiency Fee;

                       "BD" is said net Balances Deficiency; and

                       "ADRR" is the average daily Reference Rate determined for the last Interest Period in such calendar year.

                     (ii) with respect to Reference Rate Borrowings, the Reference Rate plus the Applicable Margin, as adjusted automatically on and as of the effective date of any change in the Reference Rate; and

                     (iii) with respect to Floating  Eurodollar Rate Borrowings, the Floating Reserve-Adjusted Eurodollar Rate plus the Applicable Margin, as adjusted automatically on and as of the date of any change in the Floating Reserve-Adjusted Eurodollar Rate;

       provided, however, that upon the occurrence and during the continuance of an Event of Default, the outstanding principal balance of the Note shall bear interest at a rate or rates equal to the rate or rates that would otherwise be applicable under clauses (i), (ii) and/or (iii) of this
       Section 2.03(a), as the case may be, plus, in each case, 2% per annum.

                    (b) Payment of Interest and Balances Deficiency Fees. Interest accrued on the Note through the last day of each calendar month shall be payable on the first Business Day of the next succeeding calendar month and on the Commitment Termination Date. Any Balances Deficiency Fee payable hereunder shall be payable monthly after the end of each calendar month within two Business Days after receipt by the Company from the Bank of a statement therefor containing the calculations made to determine such Balances Deficiency Fee, which statement shall be conclusive absent manifest error.

                    (c)  Borrowing  Designations  by  Company.  As  provided  in
       Section 2.01(b) and 2.02(b), respectively, the Company shall designate, with respect to each Advance to be funded by the Bank, the portion or portions thereof to be made initially as a Fixed Rate Borrowing, as a Reference Rate Borrowing and/or as a Floating Eurodollar Rate Borrowing. The Company shall have the further right to designate from time to time that all or any portion of any outstanding Borrowing be converted into Borrowing of the same or another type (i.e., Floating Eurodollar Rate Borrowings, Fixed Rate Borrowings or Reference Rate Borrowings, as the case may be). Borrowing designations by the Company under this Section 2.03(c) shall be subject to the following additional conditions:

                     (i) Each such  Borrowing  designation  shall be made by the
              Company to the Bank by telephone by not later than 12:00 noon (Minneapolis time) on the day on which the Borrowing is to become effective, and the Company shall promptly confirm such designation by delivering to the Bank a duly executed and completed Confirmation of Borrowing/Paydown/Conversion.

                     (ii) Any portion of the  outstanding  principal  balance of the Note for which no other type of Borrowing has been designated and is in effect shall be a Reference Rate Borrowing.

                     (iii) Each Fixed Rate  Borrowing  designated by the Company shall be effective only with respect to a specified Interest Period (or the remaining portion of such Interest Period, if such designation is to become effective after the first day of such Interest Period).

                     (iv) The Bank  shall be not be  required  to make any Fixed
              Rate Borrowing, or to convert any Borrowing to a Fixed Rate Borrowing, if, after giving effect thereto, the Average Daily Qualifying Balances maintained by the Company at the Bank would be, in the reasonable opinion of the Bank, substantially less than the aggregate amount of Fixed Rate Borrowings owed to the Bank.

                     (v) The  amount  of any  Borrowing  which may be made as or converted to a Floating Eurodollar Rate Borrowing by the Bank shall not be less than such minimum amount, if any, as the Bank may establish from time to time in its sole discretion.

              Section 3.  METHOD OF BORROWING; CERTAIN REPRESENTATIONS.

              3.01 Method of Borrowing. The Company shall give the Bank telephonic notice of each request for an Advance not later than 12:00 noon (Minneapolis time) on the Borrowing Date on which such Advance is to be made. Such telephonic notice shall be irrevocable and shall specify the amount of the requested Advance, the Borrowing Date therefor, which shall be a Business Day, and the name and address of, and payment instructions for, the Closing Agent to which payment of such Advance should be made for the account of the Company. The Company shall promptly send to the Bank a Confirmation of Borrowing/Paydown/Conversion confirming any such telephonic notice requesting an Advance. Provided that all applicable conditions set forth in Sections 2 and 11 and this Section 3 have been met, the Bank shall fund such Advance by making payment to such Closing Agent, for the account of the Company, in accordance with the notice received by the Bank from the Company.

              3.02 Certain Representations. Each such request for an Advance shall be deemed to be the representation of the Company and of the officer making the request that (a) no Event of Default has occurred and no Unmatured Event of Default has occurred or will exist upon the making of the requested Advance, and (b) the representations and warranties contained in Section 9 are true and correct with the same force and effect as if made on the date of such request.

              Section 4. PAYMENT OF PRINCIPAL AND INTEREST; TERMINATION OF COMMITMENT AND REDUCTION OF COMMITMENT AMOUNT.

              4.01 Mandatory Payments. Interest on the Note shall be payable on each Interest Payment Date, upon prepayment in full of the Note and on the Commitment Termination Date. Principal of the Note shall be due and payable in full on the Commitment Termination Date.

              4.02 Mandatory Prepayments. If, at any time, the Aggregate Outstandings shall exceed the Borrowing Base, the Company, upon receipt of a telephonic demand from the Bank will, within one Business Day after receipt of such telephonic demand, prepay the principal of the Note in an amount sufficient so that after such prepayment such condition shall not continue to exist.

              4.03 Optional Prepayments. The Company shall have the right to prepay the Note in whole or in part at any time and from time to time without premium or penalty.

              4.04  Confirmation.  The Company  shall  promptly  send the Bank a
Confirmation   of   Borrowing/Paydown/Conversion   confirming   any  payment  or
prepayment of the Note.

              4.05 Termination of the Commitment and Reduction of the Commitment Amount.

              (a) Termination. The Company shall have the right at any time prior to any termination of the Commitment pursuant to Section 12.02 to terminate the Commitment by giving the Bank at least 30 days' notice in writing which notice shall be deemed to have been given when received by the Bank.

                    (b) Reduction. The Company shall have the right at any time upon at least 30 days' prior written notice to the Bank to reduce the Commitment Amount, which notice shall be deemed to have been given when received by such other party; provided, that the amount of each such reduction shall be in a minimum amount of $100,000 or an integral multiple of $100,000 in excess thereof and that no such reduction shall reduce the Commitment Amount to less than the Aggregate Outstandings.

                     (c) Effect. Once the Commitment has been terminated or the Commitment Amount reduced, neither may be reinstated.

              4.06 Time of Payments. All payments and prepayments by the Company of principal of and interest on the Note, and all fees, expenses and other obligations under this Agreement payable to the Bank shall be made in Immediately Available Funds not later than 2:00 p.m. (Minneapolis time) on the dates called for under this Agreement at the main office of the Bank in Minneapolis, Minnesota. Funds received on any such date but after such hour shall be deemed, solely for the purpose of calculating interest and not for the purpose of determining the existence of an Event of Default or Unmatured Event of Default, to have been received by the Bank on the next Business Day. The Company hereby authorizes the Bank to, and the Bank will, charge the Collateral Account in an amount equal to any payment of interest when due and payable to the Bank under the Note, and the Company agrees to maintain on deposit in the Collateral Account collateral funds in amounts sufficient to make such payments as and when due. In addition, the Company hereby authorizes the Bank, to the extent any such payment is not made on the date called for under this Agreement or the Note, as the case may be, to charge the Collateral Account in an amount equal to any such payment or prepayment of principal, interest, non-use fee, account maintenance and other obligations then due and payable to the Bank under this Agreement and the Note, as the case may be. If any payment of principal of or interest on the Note or any fee payable hereunder becomes due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of any interest on such principal payment.

              4.07 Computations. Interest on the Note and any fees hereunder shall be computed utilizing the actual number of days elapsed in a year of 360 days.

              Section 5.  FACILITY FEES.

              The Company will pay to the Bank a facility fee at the rate of one-fourth of one percent (0.25%) per annum on the average daily Commitment Amount (whether used or unused), payable monthly in arrears on the first Business Day of each month.

              Section 6.  PROTECTION OF BANK'S RATE OF RETURN, ETC.

              6.01 Increased Capital Requirements. In the event that, as a result of any Regulatory Change, compliance by the Bank with any applicable law or governmental rule, requirement, regulation, guideline or order (whether or not having the force of law) regarding capital adequacy has the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's parent corporation as a consequence of the Commitment or amount outstanding under the Note to a level below that which the Bank or its parent would have achieved but for such compliance (taking into consideration the Bank's policies and the policies of the Bank's parent corporation with respect to capital adequacy), then from time to time the Company shall pay to the Bank or its parent such additional amount or amounts as will compensate the Bank or its parent for such reduction. A certificate as to the amount of any such reduction (including calculations in reasonable detail showing how the Bank computed such reduction and a statement that the Bank has not allocated to the Commitment or the amount outstanding under the Note a proportionately greater amount of such reduction than is attributable to each of its other commitments to lend or to each of its other outstanding credit extensions that are affected similarly by such compliance by the Bank or its parent, whether or not the Bank allocates any portion of such reduction to such other commitments or credit extensions) shall be furnished promptly by the Bank to the Company, which certificate shall be conclusive absent manifest error.

              6.02 Provisions Relating to Floating Eurodollar Rate Borrowings and Fixed Rate Borrowings.

              (a) Interest Rate Not Ascertainable, Etc. If, on the date for determining the Floating Reserve-Adjusted Eurodollar Rate in respect of any Floating Eurodollar Rate Borrowing, the Bank determines (which determination shall be conclusive and binding, absent manifest error) that:

                     (i) in the case of a Floating  Eurodollar  Rate  Borrowing, deposits in dollars (in the applicable amount) are not being made available to the Bank in the interbank Eurodollar market, or

                     (ii) in the case of a Floating  Eurodollar  Rate Borrowing, the Floating Reserve-Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of funding or maintaining such Floating Eurodollar Rate Borrowing, or

                     (iii) in the case of a Fixed Rate Borrowing, the Fixed Rate will not adequately and fairly compensate the Bank for the cost of funding or maintaining such Fixed Rate Borrowing, then the Bank shall forthwith give notice to the Company of such determination, whereupon the obligation of the Bank to make or continue, or to convert any Borrowings to, Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings, as the case may be, shall be suspended until the Bank notifies the Company, that the circumstances giving rise to such suspension no longer exist. Outstanding Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings affected by any such condition shall thereupon automatically be converted to Reference Rate Borrowings.

              (b) Increased Cost. If, after the date hereof, any Regulatory Change or compliance with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency:

                           (i) shall  subject the Bank to any tax, duty or other
              charge with respect to Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings or its obligation to make Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings, or shall change the basis of taxation of payment to the Bank of the principal of or interest on Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings or any other amounts due under this Agreement in respect of Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings or its obligation to make Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings (except for changes in the rate of tax on the overall net income of the Bank imposed by the laws of the United States or any jurisdiction in which the Bank's principal office is located); or

                           (ii) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement to the extent included in calculating the Fixed Rate, the Floating Reserve-Adjusted Eurodollar Rate or the Average Daily Qualifying Balances, as the case may be) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the United States market for certificates of deposit any other condition affecting, Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings or its obligation to make Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings;

       and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Fixed Rate Borrowing or Floating Eurodollar Rate Borrowing, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Note, then, within 10 days after written demand by the Bank, delivered to the Company, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. A certificate of the Bank claiming compensation under this Section 6.02(b), setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent period.

                    (c) Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make, maintain or fund Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings, the Bank shall notify the Company, whereupon the obligation of the Bank to make Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings, as the case may be, shall be suspended until the Bank notifies the Company that the circumstances giving rise to such suspension no longer exist. If the Bank determines that it may not lawfully continue to maintain any Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings, all of the affected Borrowings shall be automatically converted to Reference Rate Borrowings as of the date of the Bank's notice.

              Section 7. SETOFF. The Company hereby irrevocably authorizes the Bank to set off the liability of the Company on the Note and under this Agreement and the other Transaction Documents against all deposits and credits of the Company with, and any and all claims of the Company against, the Bank at any time outstanding, excluding deposits of the Company with the Bank which the Company holds in escrow, as custodian or in trust for the benefit of third parties or in which a third party has a security interest.

              Section 8. COLLATERAL SECURITY. To secure the payment of the Note and all other liabilities of the Company under this Agreement and the other Transaction Documents (collectively, the "Obligations") the Company from time to time shall grant to the Bank a Security Interest in the NationsBanc Note and such of its Mortgage Loans as the Company shall select. All Collateral shall be subject to, and be governed by, the terms and conditions of the Pledge and Security Agreement.

              If no Event of Default or Unmatured Event of Default has occurred and is continuing, the Bank, at the request of the Company, shall release its Security Interest in any Mortgage Loan included in the Collateral; provided, that after giving effect to any such requested release, the Borrowing Base (including that attributable to any Collateral given in substitution of the Mortgage Loan requested to be released) shall not be less than the Aggregate Outstandings.

              Section 9. REPRESENTATIONS AND WARRANTIES. To induce the Bank to extend the Commitment and to make Advances thereunder, the Company represents, covenants and warrants to the Bank that:

              9.01 Formation, Powers and Good Standing.

                    (a) Formation and Powers. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement, the Pledge and Security Agreement and the other Transaction Documents, to issue the Note and to carry out the transactions contemplated hereby and thereby.

                    (b) Good Standing. The Company is in good standing wherever necessary to carry on its business and operations and in all jurisdictions in which the failure to be in good standing would permanently preclude the Company from enforcing its rights with respect to any material asset or expose the Company to any material liability.

                     (c) Subsidiaries, Joint Ventures and Partnerships. Except as set forth in Exhibit 9.01(c) hereto, the Company has no Subsidiaries and is a member of no joint ventures or partnerships.

              9.02  Authorization of Borrowing, etc.

                     (a) Authorization of Borrowing. The execution, delivery and performance by the Company of each Transaction Document and the issuance, delivery and payment of the Note by the Company have been duly authorized by all necessary corporate action by the Company, as reflected in the official records of the Company.

                     (b) No Conflict. The execution, delivery and performance by the Company of each Transaction Document and the issuance, delivery and payment of the Note by the Company do not and will not (i) violate any provision of law applicable to the Company, the Articles of Incorporation or Bylaws of the Company or any order, judgment or decree of any court or other agency of government binding on the Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Company, (iii) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets
       except  the   Security   Interest,   or  (iv)  require
       any approval of shareholders or any approval or consent of any Person under any contractual obligation of the Company other than approvals or consents which have been obtained and disclosed in writing to the Bank.

                     (c) Governmental Consents. The execution, delivery and performance by the Company of each Transaction Document and the issuance, delivery and payment of the Note by the Company do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body or other Person except those that have been obtained and disclosed in writing to the Bank. Any registration with, consent or approval of or other action by any Federal, state or other governmental authority or regulatory body or other Person which has been obtained and has been disclosed in writing to the Bank shall remain in effect and shall not be modified by or with the consent of the Company except as may be approved in writing by the Bank.

                     (d) Binding Obligation. Each of the Transaction Documents will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

              9.03 Financial Condition. The Company heretofore delivered to the Bank the audited consolidated financial statements of the Company and its Subsidiaries as at September 30, 1994 and its unaudited consolidated financial statements as at September 30, 1995. Said financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition of the Company and its Subsidiaries as at the date and for the period therein indicated. As of the Signing Date, the Company and its Subsidiaries have no contingent obligations, contingent liabilities, liabilities for taxes or other outstanding financial obligations which are material in the aggregate and which are not reflected in said financial statements or in the notes thereto.

              9.04 Changes, etc. Since September 30, 1995, there has been no change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries which has a Material Adverse Effect.

              9.05 Title to Properties; Liens. The Company has good, sufficient and legal title to all the properties and assets reflected in the financial statements as at September 30, 1995, referred to in Section 9.03 (including all Collateral pledged pursuant to the Pledge and Security Agreement), and all assets held by the Company on the date hereof but acquired subsequent to the date of such financial statements, except for assets disposed of in the ordinary course of business. All such properties and assets are free and clear of Liens, except as permitted hereunder. The pledge and assignment of the Collateral pursuant to the Pledge and Security Agreement creates a valid security interest in the Collateral and the Lien on the Collateral created by the Pledge and Security Agreement will be a first priority Lien thereon, superior to any other Liens. Except for the due filing of a financing statement (and except for the delivery to the Bank of any Collateral as to which possession is the only method of perfecting a security interest in such Collateral), no further action need be taken in order to establish and perfect the Bank's first priority security interest in all the Collateral.

              9.06 Litigation; Adverse Facts. There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of the Company) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties except as set forth in
Exhibit 9.06 hereto, and none of the matters listed on such schedule would, if decided in a manner adverse to the Company, have a Material Adverse Effect, and there is no basis known to the Company for any action, suit or proceeding which would have a Material Adverse Effect. The Company is not (i) in violation of any applicable law which violation has a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which has a Material Adverse Effect. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company which questions the validity or the enforceability of any Transaction Document.

              9.07 Payment of Taxes. All tax returns and reports of the Company required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon the Company and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable, except to the extent permitted by Section 10.03 hereof. The Company knows of no proposed tax assessment against it that would have a Material Adverse Effect.

              9.08  Other Agreements; Performance.

                     (a) Agreements. The Company is not a party to or subject to any contractual obligation or charter or other internal restriction that has a Material Adverse Effect.

                     (b) Performance. The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of the Company, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect. To the best knowledge of the Company, the other parties to any contractual obligation of the Company are not in default thereunder, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

              9.09 Governmental Regulation. The Company is not, and at the Signing Date will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any Federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

              9.10 Securities Activities. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Advance will be used to purchase any margin stock.

              9.11 Indebtedness. Except to the extent permitted by Section 10.07, the Company does not and will not have any Indebtedness outstanding. At and as of the Signing Date, none of such Indebtedness is in default.

              9.12 Disclosure. No representation or warranty of the Company contained in this Agreement, the other Transaction Documents or any other document, certificate or written statement furnished to the Bank by or on behalf of the Company for use in connection with the transactions contemplated hereby or thereby contains any materially untrue statement of fact. There is no fact known to the Company (other than matters of a general economic nature) which has a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Bank for use in connection with the transactions contemplated hereby.

              9.13  [THIS SECTION IS INTENTIONALLY LEFT BLANK]

              9.14 ERISA. Each Plan complies with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No reportable event (as defined in Section 4043(b), subdivision (5), (6) or (9) of ERISA) (a "Reportable Event") has occurred with respect to any Plan. The Company has not engaged in any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) which (i) has not been corrected within the correction period applicable to it under Section 502(i) of ERISA or Section 4975(b) of the Code or (ii) for which an exemption is not applicable or has not been obtained under Section 408 of ERISA or Section 4975 of the Code. The Company has satisfied all of the funding standards applicable to such Plans, and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of such Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

              9.15 No Governmental Proceedings. Except as set forth in Exhibit F, there is no action, suit, proceeding, or arbitration (whether or not purportedly on behalf of the Company) at law or in equity or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties, and there is no basis known to the Company for any action, suit, or proceeding. The Company is not (i) in material violation of any applicable law, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule, or regulation of any court or Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

              Section 10. COVENANTS OF THE COMPANY. During the Effective Period and thereafter until the Note and the other liabilities of the Company under each Transaction Document have been paid in full, the Company covenants that, unless the Bank shall otherwise consent in writing, it will perform all the covenants set forth in this Section 10.

              10.01 Financial Statements and Other Reports. The Company will maintain a system of accounting established and administered in accordance with sound business practices such as to permit the preparation of financial statements in accordance with GAAP and furnish or cause to be furnished to the
Bank:

                    (a) as soon as available and in any event within 30 days after the end of each calendar month, a copy of the unaudited consolidated financial statements of the Company and its Subsidiaries as at the end of such month, consisting of at least a consolidated balance sheet and the related consolidated statements of income, shareholders' equity and changes in financial position for such month and from the beginning of the then current fiscal year of the Company to the end of such month, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail, and certified by the chief financial officer of the Company as being complete and correct and fairly presenting the Company's consolidated financial condition, subject to changes resulting from normal year-end adjustments;

                    (b) as soon as available and in any event within 90 days after the end of each fiscal year, audited consolidated financial statements of the Guarantor and the unaudited consolidated financial statements of the Company and its Subsidiaries, in each case consisting of at least a consolidated balance sheet as at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of KPMG Peat Marwick or other firm of independent certified public accountants selected by the Guarantor and/or Company, as the case may be, and reasonably satisfactory to the Bank which report shall be unqualified and shall state that such financial statements present fairly the consolidated financial positions of the Guarantor and of the Company and its Subsidiaries, respectively, as at the date indicated and the results of their operations and the changes in their consolidated financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior fiscal years (except as otherwise required by GAAP and stated therein) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

              (c) as soon as available and in any event within 30 days after the end of each calendar month, each of the following:

              (i) a properly completed and signed Compliance Certificate as of the last day of such month;

              (ii) a properly completed and signed Borrowing Base Certificate as of the end of such month; and

              (d) within five Business Days after their occurrence, give the Bank notice of each of the following events:

              (i) each and every action, suit, proceeding or arbitration (other than those listed on Exhibit 9.06) which is pending or threatened against the Company in which the aggregate uninsured amount claimed is more than $100,000 or which would, if decided in a manner adverse to the Company, have a Material Adverse Effect;

              (ii) the occurrence of any Event of Default or Unmatured Event of Default; and

              (iii) any notice from an Investor or HUD that it intends to put the Company on probation or that it will cease purchasing Mortgage Notes from the Company or that it will cease permitting the Company to service Mortgage Notes owned or guaranteed by it or that it has revoked the Company's status as an approved mortgagee or lender in good standing eligible to participate in any FHA insurance or VA guaranty program;

              (e) from time to time, with reasonable promptness, such other information regarding the Collateral and Investors and the business, affairs and financial condition of the Company and its Subsidiaries as the Bank may reasonably request.

              10.02 Corporate Existence. The Company will maintain, and will cause each of its Subsidiaries to maintain, (a) its corporate existence in good standing under the laws of the jurisdiction of its incorporation and (b) its right to carry on its business and operations in each jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to be in good standing would permanently preclude the Company or any of its Subsidiaries from enforcing its rights with respect to any material assets or expose the Company or any of its Subsidiaries to any material liability.

              10.03 Compliance with Laws, Taxes, etc. The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including without limitation Regulation X of the Board of Governors of the Federal Reserve System), the failure to be in compliance with which would have a Material Adverse Effect, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings and for which any reserves required by GAAP have been established.

              10.04 ERISA. The Company will at all times maintain, and will cause each of its Subsidiaries to maintain, each of its Plans in compliance with all material applicable rulings and regulations issued under the provisions of ERISA and the Code.

              10.05 Assets and Insurance. The Company will at all times keep and maintain, and will cause each of its Subsidiaries to keep and maintain, all of its property and assets in good order and repair, subject to ordinary wear and tear, and keep its assets and business fully covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is required by the terms of any law or as is customarily maintained by Persons similarly situated.

              10.06 Inspection. Upon reasonable prior notice during regular business hours, the Company will permit any Person designated by the Bank in writing, at the Bank's expense, to visit and inspect any of the properties, corporate books and financial records of the Company and discuss its affairs and finances with the principal officers of the Company and its independent public accountants.

              10.07 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                     (a) Indebtedness evidenced by the Note;

                     (b) Subordinated Indebtedness;

                     (c) current liabilities incurred in the ordinary course of business, other than for money borrowed, which are paid within thirty
       (30) days after the same have become due and payable or which are being contested in good faith, by appropriate proceedings, (provided provision is made to the satisfaction of the Bank for the eventual payment thereof in the event it is found that such contested current liabilities are payable by the Company);

                     (d) reverse repurchase agreements;

                     (e) Guarantees permitted by Section 10.10;

                     (f) Indebtedness secured by Liens permitted by Section 10.08; and

                     (g) Indebtedness existing on the Signing Date, as described in Exhibit 10.07 hereto;

provided, that no such Indebtedness described in Section 10.07(a) through (g) causes the Leverage Ratio to exceed 4.0 to 1.0.

              10.08 Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist, any Lien with respect to the Servicing Portfolio, the Collateral or any other property now owned or hereafter acquired by the Company or any of its Subsidiaries, or any income or profits therefrom, except:

                     (a) the Security Interest;

                     (b) Liens  existing on the  Signing  Date as  described  in
       Exhibit 10.08 hereto;

                     (c) Liens in connection with deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Company and its Subsidiaries;

                     (d) Liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings; provided, however, that the Company shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                     (e) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in titles thereto which do not materially impair their use in the operation of its business;

                     (f) Liens on Mortgage Loans delivered to a custodian for a pool of Mortgage Loans being formed but for which a Mortgage-backed Security has not been issued, any said Lien being for the sole benefit of the Investor which has agreed to purchase such Mortgage-backed Security; and

                     (g) Liens and security interests which secure Indebtedness permitted by Section 10.07(d), provided such Liens and security interests are limited to the securities which are the subject of such reverse repurchase agreements.

              10.09 Investments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

                     (a) Investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                     (b) Mortgage Notes and Mortgage-backed Securities;

                     (c) real estate acquired by foreclosure and held by the Company for not more than one year unless the Company shall be diligently attempting to dispose of such real estate for a price not exceeding its fair market value;

                     (d) the Company's Investment in the Subsidiaries described in Exhibit 9.01(c) hereto which is outstanding on the Signing Date; and

                     (e)  loans  from  the  Company  to  the   Guarantor  in  an
       outstanding principal amount at any time outstanding not to exceed $2,700,000.

              10.10 Guarantees. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Guarantee, except:

                     (a) guarantees resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                     (b) commitments issued by the Company in the ordinary course of business pursuant to which the Company commits to purchase Mortgage Notes to be held in its portfolio or to be used in the formation of Mortgage-backed Securities; and

                     (c) agreements to repurchase Mortgage Notes incidental to sales thereof in the ordinary course of business.

              10.11 Restriction on Fundamental Changes. The Company will not, and will not permit any of its Subsidiaries to, engage in any business activities or operations substantially different from or unrelated to those in which it is engaged on the Signing Date, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or property, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business or property of, or stock or other evidence of beneficial ownership of, any Person, or acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding for value, except:

                     (a) the Company may sell or  otherwise  dispose of Mortgage
       Notes,   Mortgage-backed  Securities  and  Take-out  Commitments  in  the ordinary course of business;

                     (b) the Company may sell or otherwise dispose of obsolete or worn out property in the ordinary course of business; and

                     (c) the Company may sell or otherwise dispose of property, other than Mortgage Notes and Mortgage-backed Securities, in the ordinary course of business, for not less than its fair market value.

              10.12 Payment of Subordinated Indebtedness. The Company will not, and will not permit any of its Subsidiaries to: make any permissive prepayment of principal of, or purchase, any Subordinated Indebtedness; make any payment of principal or interest on any Subordinated Indebtedness if an Event of Default or Unmatured Event of Default exists; amend or cancel the subordination provisions thereof; supplement, modify or otherwise amend any instrument or agreement related to any Subordinated Indebtedness; take or omit to take any action whereby the subordination of such indebtedness or any part thereof to the Note might be terminated, impaired or adversely affected; or omit to give the Bank prompt written notice of any notice received from any holder of Subordinated Indebtedness or of any default under any agreement or instrument relating to any Subordinated Indebtedness by reason whereof such Indebtedness might become or be declared to be due or payable.

              10.13 Net Worth. The Company will not at any time permit Net Worth to be less than and amount equal to $2,000,000 plus the aggregate amount of all contributions to the capital of the Company made on or after the date of this Agreement.

              10.14 Leverage Ratio. The Company will not at any time permit the Leverage Ratio to be greater than 4.0 to 1.0.

              10.15 Maintenance of Qualifications. The Company will not commit or suffer to be committed any act which gives any Investor for which the Company is servicing Mortgage Notes or HUD grounds (a) to put the Company on probation,
(b) to cease purchasing Mortgage Notes from the Company, (c) to cease permitting the Company to service Mortgage Notes owned or guaranteed by it or (d) to revoke the status of the Company as an approved mortgagee or lender in good standing eligible to participate in any FHA insurance or VA guaranty program or as an approved seller-servicer for any such Investor.

              10.16 NationsBanc Documents. The Company will not amend, modify or supplement, terminate or waive any provision of any NationsBanc Document, or fail to give the Bank prompt notice of any amendment, modification, supplement, termination, waiver or consent to departure from the terms of any NationsBanc Document.

              10.17 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

              Section 11.  CONDITIONS PRECEDENT.

              11.01 Initial Advance. The Bank shall not be obligated to make the initial Advance until it shall have received the following, each dated the Effective Date unless otherwise indicated and each of which shall be in form and substance satisfactory to the Bank:

              (a) the Note, duly executed by the Company;

              (b) the Pledge and Security Agreement, duly executed by the Company;

              (c) the Guaranty, duly executed by the Guarantor;

              (d) the original executed copy of the NationsBanc Note and an agreement substantially in the form of Exhibit 11.01(d) hereto, duly executed by the Company and NationsBanc;

              (e) a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of each
       Transaction Document to which it is a party and other matters contemplated hereby, certified by the Secretary or an Assistant Secretary of the Company;

              (f) a copy of the resolutions of the Board of Directors of the Guarantor authorizing the execution, delivery and performance of each Transaction Document to which it is a party and other matters contemplated hereby, certified by the Secretary or an Assistant Secretary of the Guarantor;

              (g) a certificate signed by the Secretary or an Assistant Secretary of the Company as to the incumbency and signature of the person or persons authorized to execute and deliver this Agreement and the other Transaction Documents to which it is a party and any other instrument or agreement hereunder and under any Transaction Document;

              (h) a certificate signed by the Secretary or an Assistant Secretary of the Guarantor as to the incumbency and signature of the person or persons authorized to execute and deliver the Guaranty and any other Transaction Documents to which it is a party and any other instrument or agreement hereunder and under any Transaction Document;

              (i) a completed Borrowing Base Certificate as of the last day of the month preceding the initial request for a credit extension hereunder;

              (j) copies of the insurance policies required to be maintained under Section 10.05;

              (k) a favorable written opinion of counsel to the Company and the Guarantor satisfactory to the Bank, addressed to the Bank, as to the matters and to the effect set forth in Exhibit 11.01(k) hereto; and

              (l) such other documents, certificates and opinions as the Bank may reasonably require.

              11.02 Each Advance. The obligation of the Bank to make each Advance (including the initial Advance) is subject to the following conditions precedent:

              (a) The Bank shall have received from the Company the appropriate notice contemplated by Section 3.01;

              (b) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will exist upon the making of the requested Advance; and

              (c) The representations and warranties contained in Section 9 shall be true and correct in all material respects with the same force and effect as if made on and as of the relevant Borrowing Date for such Advance except that to the extent that any such representations were made at and as of a specified date, the same shall be true at and as of such specified date.

              Section 12.  EVENTS OF DEFAULT; REMEDIES.

              12.01 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

              (a)  The  Company  shall  fail  to  make  when  due,   whether  by
       acceleration of maturity or otherwise, any payment of principal of the Note, including any prepayment due pursuant to Section 4.02; or

              (b) The Company shall fail to make when due, whether on an Interest Payment Date, by acceleration or otherwise, any payment of interest on the Note or any fee or other amount required to be paid to the Bank pursuant to this Agreement; or

              (c) Any representation or warranty made by the Company or the Guarantor in this Agreement or in any certificate, statement, report or document furnished to the Bank pursuant to or in connection with this Agreement shall be untrue or misleading in any material respect on the date as of which the facts set forth are stated or certified; or

              (d) The Company shall fail to comply with any agreement, covenant, condition, provision or term contained in the Pledge and Security
       Agreement or in Sections 10.02(a),  10.07,  10.08,  10.09,  10.10, 10.11,
       10.12, 10.13, 10.14 or 10.15 of this Agreement; or

              (e) The Company shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 12.01) and such failure to comply is not remedied within 30 calendar days after the earliest of
       (i) the date on which the Company gives the Bank notice of such failure pursuant to Section 10.01(e)(ii), (ii) the date on which the Company should have given the Bank notice of such failure pursuant to Section 10.01(e)(ii), and (iii) the date on which the Bank gives the Company written notice of such failure; or

              (f) Any creditor or representative of any creditor of the Company, the Guarantor or any Subsidiary, including without limitation the Bank, shall become entitled to declare any Indebtedness in the amount of $250,000 or more owing on any bond, debenture, note or other evidence of indebtedness for borrowed money to be due and payable prior to its expressed maturity, whether or not such Indebtedness is actually declared to be immediately due and payable, or any such Indebtedness becomes due and payable prior to its expressed maturity by reason of any default by the Company, the Guarantor or such Subsidiary in the performance or observance of any obligation or condition and such default shall not have been effectively waived or shall not have been cured within any grace period allowed therefor or any such Indebtedness shall have become due by its terms and shall not have been promptly paid or extended; or

              (g) The Company, the Guarantor, any Subsidiary or NationsBanc shall become insolvent or shall fail generally to pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee, receiver or conservator thereof or for a substantial part of the property thereof; or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Company, the Guarantor, any Subsidiary or NationsBanc, or for a substantial part of the property thereof, or the Company, the Guarantor, any Subsidiary or NationsBanc shall make an assignment for the benefit of creditors; or

              (h) The Company, the Guarantor, any Subsidiary or NationsBanc shall be voluntarily or involuntarily dissolved or shall be the subject of any bankruptcy, reorganization, debt arrangement, receivership, conservatorship or other proceedings under any bankruptcy or insolvency law; or any dissolution, liquidation, receivership or conservatorship proceeding shall be instituted by or against the Company, the Guarantor, any Subsidiary or NationsBanc and, if instituted against the Company, the Guarantor, any Subsidiary or NationsBanc, shall be consented to or acquiesced in by the Company, the Guarantor, any Subsidiary or NationsBanc, shall not have been dismissed within 60 days or an order for relief shall have been entered against the Company, the Guarantor, any Subsidiary or NationsBanc; or

              (i) There shall be entered against the Company, the Guarantor or any Subsidiary one or more judgments or decrees in an aggregate amount as to the Company, the Guarantor or any Subsidiary at any one time outstanding in excess of $100,000, excluding those judgments or decrees that shall have been paid, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof or with respect to which (and to the extent that) the Person against which any such judgment or decree shall have been entered is fully insured (excluding reasonable deductibles) and with respect to which the insurer has admitted in writing its liability for the full amount thereof; or

              (j) Any execution or attachment shall be issued whereby any substantial part of the property of the Company, the Guarantor or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof; or

              (k) Any Reportable Event or any other fact or circumstance, which the Bank determines in good faith constitutes grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing thirty
       (30) days after written notice of such determination shall have been given to the Company by the Bank, or any Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any such Plan and, upon the occurrence of any of the foregoing, the aggregate amount of the vested unfunded liability under all such Plans exceeds $100,000 and such liability is not covered by insurance, or the Company shall fail to make a required contribution to any Plan such that a statutory tax lien may arise in favor of such Plan; or

              (l) NationsBanc shall fail to make any payment on the NationsBanc Note when due.

              12.02 Remedies. If (a) any Event of Default described in Sections 12.01(g) or (h) shall occur with respect to the Company, the Commitment shall automatically terminate and the outstanding principal of the Note, the accrued interest thereon and all other obligations of the Company to the Bank under this Agreement and the Note, shall automatically become immediately due and payable or (b) any other Event of Default shall occur and be continuing, then, the Bank may do all of the following: (i) declare the Commitment terminated, whereupon the Commitment shall be terminated and (ii) declare the outstanding principal of the Note, the accrued interest thereon and all other obligations of the Company to the Bank under this Agreement, to be forthwith due and payable, whereupon the Note, all accrued interest thereon and all such obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding.

              Section 13.  MISCELLANEOUS.

              13.01 Waiver. No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

              13.02 Notices. Except as otherwise specifically provided for herein, all notices and other communications provided for herein shall be by telex, telecopier, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to either party, at such other address as shall be designated by such party in a notice to the other party. All notices and other communications hereunder shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt thereof as conclusively evidenced by the signed receipt therefor, in each case given or addressed as aforesaid.

              13.03 Expenses; Indemnification. The Company agrees to pay: (a) the reasonable fees and expenses of Dorsey & Whitney, counsel to the Bank, in connection with the preparation, execution and delivery of this Agreement, the Note and the other Transaction Documents and the Advances hereunder, whether or not any Advance is made hereunder, (b) the reasonable fees and expenses of counsel for the Bank in connection with any amendment, modification or waiver of any of the terms of this Agreement, the Note and the other Transaction Documents and (c) all reasonable costs and expenses of the Bank (including reasonable counsels' fees) in connection with the enforcement of this Agreement, the Note and the other Transaction Documents. The Company hereby agrees to indemnify the Bank and its directors, officers, agents and employees from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceedings related to any use made or proposed to be made by the Company of the proceeds of the Advances, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

              13.04 Confidentiality. Any information which the Bank receives from the Company which is designated proprietary or confidential at the time of receipt thereof by the Bank shall not be disclosed by the Bank to any other
Person,  if such  information is not otherwise in the public domain,  other than
(a) to its independent accountants and legal counsel, (b) pursuant to statutory or regulatory requirements, (c) pursuant to any mandatory court order or (d) to any participant in or assignee of, or prospective participant in or assignee of, any Borrowing.

              13.05 Amendments, Etc. Any provision of this Agreement may be amended or modified only by an instrument or instruments in writing signed by the Company and the Bank. No waiver of any provision of this Agreement, the Pledge and Security Agreement or the Note or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

              13.06 Successors and Assigns; Disposition of Advances; Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Company may not assign its rights or obligations hereunder or under the Note without the prior consent of the Bank. The Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Advances (each such interest so disposed of being herein called a "Transferred Interest") to banks or other entities ("Transferees"). Without in any way limiting the rights of Transferees hereunder, the Company agrees that each Transferee shall be entitled to the benefits of Section 6 to the extent of its Transferred Interest as if it were the "Bank" holding an Advance in the amount of such Transferred Interest. The Company agrees that each Transferee may exercise any and all rights of banker's lien, setoff as provided in Section 7 and counterclaim available pursuant to law with respect to its Transferred Interest as fully as if such Transferee were a direct lender to the Company.

              13.07 Survival. The obligations of the Company under Sections 6 and 13.03 shall survive the repayment of the Note and the termination of the Commitment.

              13.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

              13.09 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW, AND NOT THE LAW OF
CONFLICTS,  OF THE  STATE OF  MINNESOTA,  BUT  GIVING  EFFECT  TO  FEDERAL  LAWS
APPLICABLE TO NATIONAL BANKS. WHENEVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT AND THE NOTE AND ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR RELATING HERETO OR THERETO SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER SUCH APPLICABLE LAW, BUT, IF ANY PROVISION OF THIS AGREEMENT OR THE NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR RELATING HERETO OR THERETO SHALL BE HELD TO BE PROHIBITED OR INVALID UNDER SUCH APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT AND THE NOTE AND ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR RELATING HERETO OR THERETO.

              13.10 WAIVER OF JURY TRIAL; JURISDICTION.

              (a) THE COMPANY, BY ITS EXECUTION AND DELIVERY HEREOF, AND THE BANK, BY ITS ACCEPTANCE HEREOF, HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTE AND ANY OTHER OF THE TRANSACTION DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE
DELIVERED IN CONNECTION HEREWITH OR THEREWITH ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

              (b) THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY MINNESOTA STATE OR FEDERAL COURT SITTING IN HENNEPIN COUNTY, MINNESOTA OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING BY UNITED STATES CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OF COPIES OF SUCH PROCESS TO THE COMPANY, ADDRESSED AS PROVIDED IN SECTION 13.02.

SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING, EFFECTED AS AFORESAID, SHALL BE EFFECTIVE UPON RECEIPT BY THE COMPANY AND SHALL BE DEEMED PERSONAL SERVICE UPON THE COMPANY AND SHALL BE LEGAL AND BINDING UPON THE COMPANY FOR ALL PURPOSES. THE COMPANY AGREES THAT A JUDGMENT, FINAL BY APPEAL OR EXPIRATION OF TIME TO APPEAL WITHOUT BEING TAKEN, IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 13.10 (b) SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

              13.11 Highest Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of the Company on the Advances shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent that contracting for or receipt thereof would be contrary to provisions of any law applicable to the Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by the Bank.




            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                           EXPRESS AMERICA MORTGAGE
                                           CORPORATION


                                           By  Signature Illegible
                                             ----------------------------------
                                             Title Chairman and CEO
                                                  -----------------------------

                                           Address for Notices:

                                           Express America Mortgage Corporation
                                           Two Renaissance Square
                                           40 North Central Avenue, Suite 1200
                                           Phoenix, Arizona 85004-4424
                                           Attention:  James R. Reis
                                           Telephone No. (602) 417-8111
                                           Telecopier No. (602) 417-8301


                                           FIRST BANK NATIONAL ASSOCIATION


                                          By  Signature Illegible
                                             ----------------------------------
                                             Title Vice President
                                                  -----------------------------

                                           Address for Notices:

                                           First Bank National Association
                                           First Bank Place
                                           601 Second Avenue South
                                           Minneapolis, Minnesota 55402-4302
                                           Attention:  Edwin D. Jenkins
                                           Telephone No. (612) 973-0588
                                           Telephone No. (612) 973-0826

                                                                  EXHIBIT 1.01-A
                                                             TO CREDIT AGREEMENT
                                                             -------------------


                            [On Company Letterhead]

                                     [Date]


To:      First Bank National Association
         First Bank Place
         601 Second Avenue South
         Minneapolis, Minnesota 55402-4302
         Attention:  Edwin D. Jenkins, Vice President
                     Mortgage Banking Services Division
                     MPFP0801

               Re:   Borrowing Base Certificate

Ladies and Gentlemen:

         This Borrowing Base Certificate is submitted to you pursuant to Section 10.01(c)(ii) of the Warehousing Credit Agreement dated as of January 25, 1996 (as said Agreement may be amended, supplemented, restated or otherwise modified from time to time in writing, (the "Credit Agreement") between Express America Mortgage Corporation (the "Company") and First Bank National Association (the "Bank"). Each capitalized term used herein has the meaning ascribed to that term in the Credit Agreement.

         The Company and the undersigned officer hereby certify to the Bank as follows:

         (1) The undersigned is authorized to submit this Borrowing Base Certificate on behalf of the Company.

         (2) As of the close of business on _____, 19__:

         (a) Borrowing Base Computation. The Borrowing Base was computed as follows:

                  Lessor of:

                           (i)   Aggregate unpaid principal
                                 balance of Eligible Pledged
                                 Mortgage Loans per attached
                                 Schedule 1                        $___________
                  or
                  --

                           (ii)  Aggregate Repurchase Price
                                 for Eligible Pledged Mortgage
                                 Loan per attached Schedule 1.     $___________

                           (iii) less 20% adjustment               (___________)

                           (iv)  Total Collateral Value            $___________

                  (b) Outstanding Note Balance. The aggregate principal amount outstanding under the Note was $___________.

                  The foregoing certifications are made and delivered this ____ day of ___________, 199_.



                                                      EXPRESS AMERICA MORTGAGE
                                                      CORPORATION


                                                      By:_______________________
                                                         Its:___________________

                                                                      SCHEDULE 1
                                                   TO BORROWING BASE CERTIFICATE
                                                   -----------------------------




                        Eligible Pledged Mortgage Loans
                        -------------------------------
                           (as of ___________, 199_)





                                Outstanding
                  Mortgagor     Principal      Repurchase
Loan Number       Name          Balance        Price          Status*
-----------       ----          -------        -----          -------








* Indicate status of Mortgage Loan, e.g., "incomplete documentation," "no Take-Out Commitment," etc.

                                                                  EXHIBIT 1.01-B
                                                             TO CREDIT AGREEMENT
                                                             -------------------


                                     FORMULA
                                       FOR
                          DETERMINING COLLATERAL VALUE
                               FOR BORROWING BASE


                  The "Collateral Value" of the Eligible Pledged Mortgage Loans and other assets constituting collateral under the Mortgage Loan Pledge Agreement shall be determined as follows:

                  1. Eligible Pledged Mortgage Loans. The Collateral Value of an Eligible Pledged Mortgage Loan, at the time of any determination thereof, shall be an amount equal to eighty percent (80%) of the least of:

                  (a) the  Repurchase  Price of such Eligible  Pledged  Mortgage
         Loan,

                  (b) the unpaid principal balance of such Eligible Pledged Mortgage Loan, and

                  (c) at the election of the Bank, the Fair Market Value ofsuch Eligible Pledged Mortgage Loan;

provided, however, that an Eligible Pledged Mortgage Loan will be considered as having no Collateral Value if any of the following events occur with respect thereto:

                           (1) 180 days  elapse  from  the  date on  which  such
                  Eligible Pledged Mortgage Loan was pledged under the Pledge and Security Agreement;

                           (2) 45  days  elapse  from  the  date  such  Eligible
                  Pledged Mortgage Loan was delivered to an Investor or a pool custodian for examination and purchase and such Eligible Pledged Mortgage Loan has not been returned to the Bank;

                           (3) 21 days elapse from the date a Collateral document relating to such Eligible Pledged Mortgage Loan was delivered to the Company for correction or completion and such corrected or completed Collateral document has not been returned to the Bank;

                           (4) such Eligible  Pledged Mortgage Loan ceases to be
                  an Eligible Pledged Mortgage Loan; or

                           (5) the Bank notifies the Company that in the reasonable opinion of the Bank such Eligible Pledged Mortgage Loan is not marketable and should not be given Collateral Value hereunder.

                  Notwithstanding any of the foregoing, (A) a Pledged Mortgage Loan shall remain a part of the collateral pledged under the Pledge and Security Agreement until it is released by the Bank pursuant to Section 10.04 thereof, notwithstanding any determination that such Pledged Mortgage Loan is not, or has ceased to be, an Eligible Pledged Mortgage Loan or that it does not have, or has ceased to have, Collateral Value, and (B) an Eligible Pledged Mortgage Loan which has been delivered to an Investor or a pool custodian for inclusion in a pool of Mortgage Loans backing a Related Mortgage-backed Security pursuant to
Section 10.03 of the Pledge and Security Agreement shall remain a part of the Collateral pledged under the Pledge and Security Agreement and, to the extent provided in the first sentence of this paragraph 1, shall retain its Collateral Value until it is released pursuant to Section 10.04 of the Pledge and Security Agreement.

                  2. Other Assets. The Collateral Value of any other asset ("Other Asset") offered by the Company and accepted as Collateral by the Bank in its sole and absolute discretion shall be such amount of Collateral Value (if any) as the Bank may assign thereto in its sole and absolute discretion.

                  3. Definitions. As used in this Exhibit, the following terms shall have the following respective meanings:

                  "Appraised Value": with respect to an interest in real estate, the then current fair market value thereof as of a recent date satisfactory to the Bank, as determined by the FHA or the VA, if applicable, or, if there is no such determination, then as determined in accordance with accepted methods of appraising by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

                  "Conventional Mortgage Loan": a Mortgage Loan secured by a First Mortgage on improved real estate which (a) is in an amount not in excess of eighty percent (80%) of the Appraised Value of such real estate unless the amount of the Mortgage Loan in excess of eighty percent (80%) of such Appraised Value is insured against credit losses by an insurer approved by FHLMC or FNMA and (b) but for the matters that gave rise to the repurchase thereof, satisfies FHLMC's, FNMA's or other Investor's underwriting standards.

                  "Eligible Pledged Mortgage Loan": a Pledged Mortgage Loan: (a) the entire interest in which is owned by the Company, (b) which has been repurchased by the Company from an Investor or out of a pool of Mortgage Loans backing a Mortgage-backed Security pursuant to the Company's obligation as servicer to do so, (c) which is an FHA Mortgage Loan, a VA Mortgage Loan or a Conventional Mortgage Loan covering a completed residential property, and (d) the Repurchase Date is less than 180 days prior to the date on which such Pledged Mortgage Loan becomes part of the collateral under the Pledge and Security Agreement.

                  "Fair Market Value": at any date with respect to any Eligible Pledged Mortgage Loan, the FNMA market price for thirty (30) day mandatory future delivery of such Eligible Pledged Mortgage Loan quoted by Telerate or, if not so quoted, the average bid price quoted in writing to the Bank as of the computation date by two nationally recognized dealers selected by the Bank who at the time are making a market in similar Mortgage Loans multiplied, in any case, by the outstanding principal balance thereof.

                  "FHA Mortgage Loan": a Mortgage Loan secured by a First Mortgage which is insured, or is eligible to be insured by, and is covered by a binding commitment of, the FHA pursuant to the provisions of the National Housing Act, as amended.

                  "First Mortgage": a Mortgage which is subject to no prior or superior mortgage, deed of trust or other security deed in the land and interests in real property covered by such Mortgage.

                  "Pledged Mortgage Loan": as defined in the Pledge and Security Agreement.

                  "Related Mortgage-backed Security": as defined in the Pledge and Security Agreement.

                  "Repurchase Date": with respect to a Mortgage Loan, the date of the repurchase of such Mortgage Loan by the Company from an Investor or out of a pool of Mortgage Loans backing a Mortgage-backed Security pursuant to the Company's obligation as servicer to do so.

                  "Repurchase Price": with respect to a Mortgage Loan which is repurchased by the Company from an Investor or out of a pool of Mortgage Loans backing a Mortgage-backed Security pursuant to the Company's obligation as servicer to do so, the actual out-of-pocket cost to the Company incurred in connection with the repurchase of such Mortgage Loan.

                  "VA Mortgage Loan": a Mortgage Loan secured by a First Mortgage which is guaranteed, or is eligible to be guaranteed by, and is covered by a binding commitment to guarantee of, the VA pursuant to the provisions of the Servicemen's Readjustment Act of 1944, as amended.
                                       -2-

                                                                  EXHIBIT 1.01-C
                                                             TO CREDIT AGREEMENT

                             [On Company Letterhead]

To:      First Bank National Association
         First Bank Place
         601 Second Avenue South
         Minneapolis, Minnesota 55402-4302
         Attention:   Edwin D. Jenkins, Vice President
                      Mortgage Banking Services Division
                      MPFP0801

                      Re:     Compliance Certificate

Ladies and Gentlemen:

                  This  Compliance  Certificate  is submitted to you pursuant to
Section 10.01(c)(i) of the Warehousing Credit Agreement dated as of January 25, 1996 (as said Agreement may be amended, supplemented or restated from time to time, the "Credit Agreement") between Express America Mortgage Company (the "Company") and First Bank National Association (the "Bank"). Each capitalized term used herein has the meaning ascribed to that term in the Credit Agreement.

                  The Company and the undersigned officer hereby certify to the Bank as follows:

                           (1)  The   undersigned  is  the  duly  elected  chief
         financial officer of the Company and is authorized to submit this Compliance Certificate on behalf of the Company.

                           (2) The undersigned has reviewed the terms of the Credit Agreement and has made, or has caused to be made under the undersigned's supervision, a detailed review of the transactions and conditions of the Company and the Subsidiaries during the accounting period(s) covered by Attachment 1 hereto.

                           (3) The examinations described in paragraph (2) did not disclose, and the undersigned and the Company have no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event which constitutes an Event of Default or Unmatured Event of Default during or at the end of the accounting period(s) covered by Attachment 1 hereto or as of the date of this Compliance Certificate, except as described below and/or in a separate attachment to this Compliance Certificate [describing the exceptions in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event]:___________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

                  (4) The computations set forth in Attachment 1 hereto are true and correct as of the date and for the accounting period(s) specified therein.

                  The foregoing certifications, together with the computations set forth in Attachment No. 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __ day of ___________, 19__.

                                                   EXPRESS AMERICA MORTGAGE
                                                   CORPORATION

                                                   By___________________________
                                                     Its Chief Financial Officer

                                Attachment No. 1
                            to Compliance Certificate
                            -------------------------


                  (Terms defined in the Credit Agreement are used herein as defined therein and Section references used herein refer to the Sections of the Credit Agreement.)

The following computations are as of ___________, 19__:

         A.       Minimum Net Worth
                  Requirement of Section 10.13:

                  1.       Net Worth (sum of consolidated
                           capital stock, paid in surplus and
                           earned surplus (or deficit))              $__________

                  2.       Minimum Net Worth as prescribed
                            by Section 10.13 ($2,000,000 + 100%
                            of capital contributions)                $__________

         B.       Leverage Ratio Requirement of
                  Section 10.14:

                  1.       Total Liabilities of Company              $__________

                  2.       Net Worth (item I.A.1)                    $__________

                  3.       Leverage Ratio (Ratio of I.B.1 to I.B.2)  ____ to 1.0

                  4.       Maximum ratio prescribed by
                           Section 10.14                              4.0 to 1.0

                                                                  EXHIBIT 1.01-D
                                                             TO CREDIT AGREEMENT
                                                             -------------------

                                     FORM OF
                  CONFIRMATION OF BORROWING/PAYDOWN/CONVERSION
                  --------------------------------------------

                             [On Company Letterhead]

                                     [Date]

First Bank National Association
First Bank Place - MPFP0801
601 Second Avenue South
Minneapolis, Minnesota 55402-4302
Attention: Mortgage Banking Services Division

         RE: Confirmation of Borrowing/Paydown/Conversion

Ladies and Gentlemen:

         Reference is made to the Warehousing Credit Agreement dated as of January 25, 1996 (as said Agreement may be amended, supplemented, restated of otherwise modified from time to time in writing, the "Credit Agreement"), between Express America Mortgage Corporation (the "Company") and First Bank National Association (the "Bank"). Each capitalized term used herein shall have the meaning ascribed to such term in the Credit Agreement.

         The Company and the undersigned hereby confirm and certify to the Bank as follows:

         1. The undersigned is authorized to submit this Confirmation of Borrowing/Paydown/ Conversion on behalf of the Company.

         2. On ______, 19__, the Company (a) requested the Bank to make an Advance in the principal amount of $______, (b) made principal payments in the aggregate amount of $_______, or (c) converted outstanding Borrowings to outstanding Borrowings of another type,* as follows:



----------------------
* For purposes of this Certificate, Borrowings being converted shall be described as principal payments, and the new Borrowings into which such Borrowings are being converted shall be described as new Borrowings.

                                                Floating
                              Reference        Eurodollar
                                Rate              Rate           Fixed Rate

Advance/Borrowing
                             ----------        ----------        ----------

Payment
                             ----------        ----------        ----------

Net Amount Outstanding
                             ==========        ==========        ==========

Interest Rate                          %                 %                 %
                             ----------        ----------        ----------

         3. In connection with any requested Advance, please disburse $________ as follows [include wire instructions]:

         4. In connection with any requested Advance: (a) no Event of Default or Unmatured Event of Default has occurred or will exist upon the completion of such Advance; (b) the representations and warranties contained in Section 9 of said Credit Agreement and in Section 5 of the Pledge and Security Agreement are true and correct in all material respects with the same force and effect as if made on and as of the date hereof; and (c) after giving effect to the Advance requested herein the Aggregate Outstandings will not exceed the Borrowing Base.

                                              Very Truly yours,

                                              EXPRESS AMERICA MORTGAGE
                                               CORPORATION

                                              By:___________________________
                                                 Its:________________________

                                                                    EXHIBIT 2.02
                                                             TO CREDIT AGREEMENT
                                                             -------------------
                                 PROMISSORY NOTE
                                 ---------------


$2,500,000                                                      January 25, 1996
                                                          Minneapolis, Minnesota

         FOR VALUE RECEIVED, EXPRESS AMERICA MORTGAGE CORPORATION, an Arizona corporation (the "Company"), hereby promises to pay to the order of FIRST BANK NATIONAL ASSOCIATION (the "Bank"), at the main office of the Bank at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, or at such other office as may be designated in writing by the Bank, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to), the principal sum of Two Million Five Hundred Thousand and 00/100ths Dollars ($2,500,000.00) or the aggregate unpaid principal amount of all Advances made by the Bank hereunder pursuant to a Warehousing Credit Agreement dated as of January 25, 1996 between the Company and the Bank (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), whichever is less, and to pay interest from the date hereof on the unpaid principal balance thereof at the times and at the rate or rates per annum provided for in the Credit Agreement. Principal of this note is payable at the times and in the amounts provided for in the Credit Agreement.

         This note is the Note referred to in the Credit Agreement and is subject to mandatory and voluntary prepayment and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement. This note is secured by certain collateral referred to in the Credit Agreement. The Company hereby waives diligence, presentment, demand, protest, and notice (except such notice as may be required under the Transaction Documents) of any kind whatsoever. The nonexercise by the Bank of any of its rights hereunder or under the Transaction Documents shall not constitute a waiver thereof in any subsequent instance. This note is entitled to the benefit of the Pledge and Security Agreement and the other Transaction Documents.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. In the event of default hereunder, the Company agrees to pay all costs and expenses of collection, including reasonable attorneys' fees.

                                            EXPRESS AMERICA MORTGAGE CORPORATION


                                            By__________________________________
                                                   Its__________________________

                                 EXHIBIT 9.01 C




        EXPRESS AMERICA MORTGAGE CORPORATION SUBSIDIARIES, JOINT VENTURES
                                AND PARTNERSHIPS




WESAV INVESTMENT CORPORATE, a Delaware corporation



WESAV INVESTMENTS INC.-2, a Minnesota corporation

                                  EXHIBIT 9.06


                      EXPRESS AMERICA HOLDINGS CORPORATION
                                       AND
                      EXPRESS AMERICA MORTGAGE CORPORATION
                                   LITIGATION



1. Express America Holdings Corporation ("Company") acquired Express America Mortgage Corporation ("EAMC") from the Resolution Trust Corporation ("RTC") on May 16, 1991, following a competitive bidding process. The RTC owned EAMC (which was then named Wesav Mortgage Corporation) as a result of the receivership of Western Savings and Loan Association Phoenix, Arizona. The RTC filed a complaint in the United States District Court, District of Arizona on December 8, 1995, against the Company, Rauscher Pierce Refsnes, Inc., Smith Barney, Harris Upham & Co., Incorporated and five individuals and their spouses including the current CEO and CFO of the Company and two former officers of the Company. The complaint alleges various irregularities in the bidding process and the closing of the acquisition. The RTC as asked for at least $20 million in actual damages and at least $60 million in punitive damages. The Company has investigated this matter and believes its officers acted properly, and that it has strong meritorious defenses and it will vigorously defend itself. The Company also is aware that the United States Attorney, District of Arizona is investigating this matter.

2. McDermott Summary - This case was initially filed by Sean and Elizabeth McDermott against Mercury Capital Services, a broker, and Express America Mortgage Corporation in June of 1994. It was filed as a proposed class action. The class was defined as all borrowers whose loans were originated by Mercury as the broker, through any lender or wholesaler, for the one year period prior to June 9, 1994.

      Mercury was an inactive defendant, (and in fact has recently filed a bankruptcy proceeding.) Express America opposed class certification on the grounds that there existed insufficient numerosity with regard to transaction in which it was involved with Mercury, and it would be inappropriate for the Court to order class treatment with respect to transactions involving other lenders if those Lender were not parties. Thereafter, the Plaintiffs moved to add all of the other lenders ("Additional Lenders"). That motion was opposed, but on July 12, 1995, the Court entered an order granting Class certification and permitting the addition of all of the Additional Lenders, approximately sixteen (16) new defendants. The substantive issues in the case involved allegation of violations of RESPA. In a nutshell, the Plaintiff alleges certain disclosure violations, which are relatively minor, and as to which there is a strong argument that no private right of action exists. The heart of the Plaintiffs' case is that the "yield spread differentials" or

      "service release premiums" charged to the Plaintiffs and all other class members are per se violations of RESPA, thereby entitling each borrower to the recovery of three (3) times the yield spread differential or services release premium charged, plus attorney's fees. Express America had only five (5) transactions with Mercury in which a yield spread differential or service release premium was charged. Several of the Additional Lenders have filed Motions to Dismiss and/or Summary Judgment. These motions for the most part relate to a questions of the applicable statute of limitations, and the date within which it begins to run for them. Those issues are not directly related to defenses which will be available to Express America (since it was an original Defendant), but, if successful, they could once against reduce the class.

      There have recently been some settlement negotiations in this case. Plaintiffs counsel have proposed a settlement whereby each settling Defendant pay three (3) times the amount of the yield spread for each relevant transaction plus a proportion of attorneys fees. That proposal has been modified downward to be two (2) times the yield spread plus fees (and the current discussions may have moved it down further to a 1.5 multiple). However, Plaintiffs' counsel have indicated a willingness to proceed in this fashion only if most, if not all, of the Lenders (including the key larger one like Colonial) are willing to settle. We are not aware of what final position the Lenders with the larger amount of transactions have taken to this proposal.

3. Grant Summary - The Plaintiff, Jacqueline Grant, is a recent home buyer, whose loan was brokered through co-defendant, Innovative Mortgage Company, Inc. and was funded by Express America Mortgage Corp. The Company was substantially amended in April of 1995 and again in May of 1995. The amended complaint now assets nine (9) separate causes of action, as follows: violations of RESPA; restitution for money had and received; violations of RICO; violations of Truth-In-Lending; fraud in the indictment; international interference with contract; including breach of fiduciary duty; request for declaratory relief relating to the outstanding loan; and, common law fraud.

      The action was filed as a punitive class action, but no action has yet been taken by the Plaintiff or the Court to certify and class. The proposed class (or classes) as articulated in the Complaint would be very broad, encompassing in proposed Class A all borrowers in Express America loans made in the United States (and no time frame is asserted) without regard to any involvement of co-Defendant Innovative; and, in Class B, all borrowers in loans made in Alabama originated by Innovative.

      All of the nine counts revolve around one central theme asserted by the Plaintiff, namely that the "yield spread differentials" or "service release premium" is per se unlawful, both under RESPA and various other statutes, as well as under various common law theories.

      The Grant case is the third of three similar cases filed by the same Plaintiffs' attorneys. The other two cases are Bailey v. North American Mortgage Company, Civil Action No. 94-T-1400-N and Willis v. Quality Mortgage USE, Inc., Civil Action No. 94-T-1370-N. All three cases are pending before the same judge, the Honorable Myron Thompson, United States District Judge for the Middle District of Alabama. The other two cases were filed before the Grant case. In both of those cases the Defendants have filed motions which could be determinative on some, if not all, of the issues raised by the Plaintiffs in those cases, (and, by implication, the grant case).

      For that reason, on October 11, 1995, Judge Thompson entered an order staying any further action in the Grant case until he resolves the pending motions in the Bailey and Willis cases. As of this time, we are not aware of any resolution of those pending motions. There have been no settlement negotiations in the Grant case. Indeed, it would seem that no meaningful settlement discussions are possible until the pending motions if Bailey and Willis are resolved, and until the Court addresses the issue of class certification. For it would be virtually impossible to look at any settlement possibilities until such time as we know the scope of any certified class.

      Discovery is this case has uncovered significant problems for the Plaintiff's side with the individual names Plaintiff. For example, the Complaint alleges that Ms. Grant's loan was for home repair purposes, not for home buying purposes. Factually, that is incorrect, and legally it is significant because it totally undercuts the Truth-In-Lending rescission claim. For reasons such as this Plaintiff's counsel have indicated that they may seek to substitute or add a new named Plaintiff, but that has not occurred.

      EAMC is also involved in various other legal proceedings which arouse in the course of its discontinued mortgage operations. Management is of the opinion that such proceedings are not material in nature and will not have a material adverse effect on EAMC.

                                  EXHIBIT 9.15



                      EXPRESS AMERICA MORTGAGE CORPORATION
                            GOVERNMENTAL PROCEEDINGS


None; see Exhibit 9.06

                                  EXHIBIT 10.07


                      EXPRESS AMERICA MORTGAGE CORPORATION
                                  INDEBTEDNESS




         The following are Express America Mortgage Corporation liabilities as of September 30, 1995. Such liabilities have not changes materially as of January 25, 1996.

         Liabilities:
                  Accounts payable                              $     247,460
                  Accounts payable controlled disbursement            447,751
                  Accrued vacation                                     97,925
                  Loss allowance                                    4,346,478
                  Other payables and accruals                       1,272,438
                                                                    ---------

                  Current Liabilities                           $   6,412,051

         The loss allowance covers expected losses arising out of obligations of the mortgage company incurred while it was conducting its mortgage banking business. The loss allowance generally covers expected losses that will arise out of the repurchase of loans originated by Express America.

                                 EXHIBIT 10.08


                      EXPRESS AMERICA MORTGAGE CORPORATION
                                     LIENS



There are no Liens other than those Liens permitted under Section 10.08.

                                                                EXHIBIT 11.01(d)


                   AGREEMENT RELATING TO COLLATERAL ASSIGNMENT
                   -------------------------------------------

         THIS AGREEMENT RELATING TO COLLATERAL ASSIGNMENT ("Consent") made and entered into as of the 25th day of January, 1996, by and between EXPRESS AMERICA MORTGAGE CORPORATION (the "Company"), NATIONSBANC MORTGAGE CORPORATION ("NationsBanc") and FIRST BANK NATIONAL ASSOCIATION (the "Lender").

                                   WITNESSETH
                                   ----------

         WHEREAS, NationsBanc has heretofore made and executed in favor of the Company a Non-Negotiable Promissory Note dated September 30, 1994 in the original principal amount of $4,205,097.00 (the "Note");

         WHEREAS, the Company and the Lender are parties to a Warehousing Credit Agreement dated as of January 25, 1996, pursuant to which the Lender has agreed to make certain loans to the Company (such Warehousing Credit Agreement, as amended, supplemented, restated or otherwise modified and in effect from time to time, and any other agreement between the Lender and the Company entered into in connection therewith, are hereinafter referred to as the "Credit Agreement"), to finance, among other things, the repurchase by the Company of certain mortgage loans pursuant to loan servicing contracts purchased by NationsBanc pursuant to an Asset Purchase Agreement dated as of August 27, 1994 between the Company and NationsBanc (the "Contract");

         WHEREAS, to secure the "Obligations" (as defined in the Credit Agreement), the Company has granted to the Lender a lien and security interest in, and assigned to the Lender as collateral, among other assets, the Note and all rights of the Company to receive payments under the Note;

         WHEREAS, the Lender is not willing to make loans under the Credit Agreement until the Company and NationsBanc execute and deliver this Consent; and

         WHEREAS, the loans to be made by the Lender to the Company will be of benefit to NationsBanc;

         NOW, THEREFORE, in consideration of the foregoing, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. NationsBanc consents to the grant by the Company to the Lender of a security interest in, and the collateral assignment by the Company to the Lender of, the Company's right, title and interest in and to the Note and all rights of the Company to receive payments under the Note.

         2. The Lender acknowledges and agrees that said security interest and collateral assignment granted by the Company to the Lender are subject to all defenses which NationsBanc may have, including, but not limited to, all rights of offset as set forth in the Note and/or in the Contract, and shall not in any way affect or impair the rights of NationsBanc under the Note or the Contract.

         3. The Lender and the Company hereby direct NationsBanc to make all future payments under the Note to the Lender, for the account of the Company. Such payments shall be made by wire transfer to the Lender at First Bank National Association, First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 for credit to the Company's collateral account no. 1731-0096-9620. The Lender will deposit all such payments in the Collateral Account (as defined in the Credit Agreement).

         4. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                EXPRESS AMERICA MORTGAGE
                                CORPORATION


                                By ___________________________
                                     Its______________________


                                NATIONSBANC MORTGAGE CORPORATION


                                By ___________________________
                                     Its______________________


                                FIRST BANK NATIONAL ASSOCIATION


                                By ___________________________
                                     Its______________________
                                      - 2 -

                                                                EXHIBIT 11.01(k)

                            Brown & Bain [LETTERHEAD]

                                January ___, 1996



                 Warehousing Credit Agreement (the "Agreement"),
                 -----------------------------------------------
                          dated as of January 25, 1995,
                          -----------------------------
              by and between Express America Mortgage Corporation,
              ----------------------------------------------------
                     an Arizona corporation (the "Company")
                     --------------------------------------
                       and First Bank National Association
                       -----------------------------------



Ladies and Gentlemen:

         We have acted as counsel to the Company and Express America Holding Corporation, a Delaware corporation ("EAHC"), in connection with the transactions contemplated by the Agreement. This opinion is delivered to you pursuant to Section 11.01(k) of the Agreement. Terms defined in the Agreement are used herein as defined herein.

         In rendering the opinions expressed below, we have examined the originals or conformed copies of such corporate records, agreements and instruments of the Company and EAHC, certificates of public officials and of officers of the Company and EAHC and such other document sand records, as such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all document submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. In addition, we have assumed the genuineness of all signatures, the due authorization, execution and delivery of all documents referred to herein by parties thereto other than the Company and EAHC and the due authority of all persons executing such documents except persons executing such documents on behalf of the Company and EAHC.
Based upon the foregoing, we are of the opinion that:

                  1.   Each  of  EAHC  and  the   Company   (collectively,   the
"Transactions Parties" and, individually, a "Transaction Party") has been duly incorporated, is a validly existing corporation and in good standing under the laws of its respective jurisdiction of incorporation and has the requisite corporate power to own its respective properties and to conduct its respective businesses as currently conducted by it. The Company is duly qualified to do business and is in good standing as a foreign corporation in each

                               BROWN & BAIN P.A.

First Bank
National Association                                            January __, 1996
                                       -2-


jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by its makes such qualification necessary, except in jurisdictions in which the failure to be in good standing will not preclude it from enforcing its rights with respect to any material assets or expose it to any material assets or expose it to any material liability.

                  2. The execution, delivery and performance by each Transaction Party of each Transaction Document to which it is a party, and the consummation of the transactions contemplated thereby, are within the corporate powers of such Transaction Party, have been duly authorized by all necessary corporate action and do not, and the consummation of the transactions contemplated thereby and compliance by each Transaction Party with the applicable provisions thereof will not, conflict with, constitute a default under or violate (a) any of the terms, conditions or provisions of its articles or certificate of incorporation or bylaws, (b) any of the terms, conditions or provisions of any document, agreement or other instrument which is known to us to which it is a party or by which it is bound, or (c) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on it and known to us.

                  3. Each Transaction Document to which a Transaction Party is a party has been duly executed and delivered by such Transaction Party and is the legal, valid and binding obligation of such Transaction Party enforceable against such Transaction Party in accordance with its terms, subject to limitations as to enforceability which might result from general equitable principles or bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally.

                  4. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution, delivery and performance by any Transaction Party of any Transaction Document to which it is a party except for those which have already been obtained and are in full force and effect.

                  5. The Pledge and Security Agreement creates a valid security interest in the "Collateral" (as defined therein).

                  6. Upon delivery to the Bank of a Mortgage Note in accordance with Section 4.01 of the Pledge and Security Agreement, the Bank will have a perfected security interest in such Mortgage Note and in the related Mortgage and Mortgage Loan, which perfected security interest will continue so long as such Mortgage Note continues to be held by or for the Bank as contemplated by the Pledge and Security Agreement.

                               BROWN & BAIN P.A.

First Bank
National Association                                            January __, 1996
                                       -3-


                  7. The security interests granted under the Pledge and Security Agreement to the Bank in the Collateral Account and the balances, credits and deposits contained in the Collateral Account will be perfected when the Collateral Account is established by the Bank and there are balances, credits or deposits in the Collateral Account.

                  8. The financing statement to be filed under the Pledge and Security Agreement in the form attached to this opinion as Exhibit A is in proper form for filing in the office of the Secretary of State of the State of Arizona. Assuming that said financing statement has been duly filed with said office and that the Company has rights in the collateral described therein, the security interested granted under the Pledge and Security Agreement to the Bank has been perfected as to the Collateral which is other than Eligible Pledged Mortgage Loans, the Collateral Account or balances, credits or deposits contained in the Collateral Account, to the extent that the Bank's security interest is the Collateral may be perfected by filing such financing statement under the Uniform Commercial Code.

                  9. To the best of our knowledge, there is no litigation, proceeding or governmental investigation pending or threatened against any Transaction Party or its properties except as disclosed in Schedule 9.06 to the Credit Agreement.

                  10. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  11. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power act, the Interstate Commerce Act, or the Investment Company Act of 1940, or to any Federal or state statute limiting its ability to incur indebtedness for borrowed money.

                  12. The making of any Advances and the application of the proceeds thereof by the Company as provided in the Agreement will not violate Regulations G, U or X of the Board of Governors of the Federal Reserve System.

         In basing the opinions and other matter express herein on "to our knowledge" or "known to us," "to our knowledge" and "known to us" are intended to signify that, in the course of our representation of the Company and EAHC in matters with respect to which we have been engaged by the Company and EAHC as special counsel, no information has come to our attention which would give us actual knowledge or actual notice that any such opinions of other matters are not accurate or complete or that any of

                               BROWN & BAIN P.A.

First Bank
National Association                                            January __, 1996
                                       -4-

the documents, certificates, reports and information on which we have relied are not accurate and complete.

         Our opinions are limited to the laws of Arizona, the General Corporation Law of Delaware and applicable Federal law, and we express no opinion concerning the laws or any other jurisdictions. For purposes of our opinions herein we have assumed, with your consent, that the laws of Minnesota which govern the Transaction Documents are identical in all respects to the laws of Arizona.

         The opinions express in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.

         These opinions are furnished to you solely for your use in connection with the transactions described herein; they are not to be used or relied upon for any other purpose or by any other person without our prior consent, except you may provide copies of this letter to your attorneys and auditors, and to governmental authorities in connection with their bank regulatory activities, and to any participant, assignee or potential participant or assignee of your rights under the Agreement.

                                            Very truly yours,

                                            /s/ Brown & Bain, P.A.

                                            Brown & Bain, P.A.


First Bank National Association
  601 Second Avenue South
    Minneapolis, Minnesota  55402

                                 PROMISSORY NOTE
                                 ---------------


$2,500,000                                                      January 25, 1996
                                                          Minneapolis, Minnesota

         FOR VALUE RECEIVED, EXPRESS AMERICA MORTGAGE CORPORATION, an Arizona corporation (the "Company"), hereby promises to pay to the order of FIRST BANK NATIONAL ASSOCIATION (the "Bank"), at the main office of the Bank at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, or at such other office as may be designated in writing by the Bank, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to), the principal sum of Two Million Five Hundred Thousand and 00/100ths Dollars ($2,500,000.00) or the aggregate unpaid principal amount of all Advances made by the Bank hereunder pursuant to a Warehousing Credit Agreement dated as of January 25, 1996 between the Company and the Bank (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), whichever is less, and to pay interest from the date hereof on the unpaid principal balance thereof at the times and at the rate or rates per annum provided for in the Credit Agreement. Principal of this note is payable at the times and in the amounts provided for in the Credit Agreement.

         This note is the Note referred to in the Credit Agreement and is subject to mandatory and voluntary prepayment and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement. This note is secured by certain collateral referred to in the Credit Agreement. The Company hereby waives diligence, presentment, demand, protest, and notice (except such notice as may be required under the Transaction Documents) of any kind whatsoever. The nonexercise by the Bank of any of its rights hereunder or under the Transaction Documents shall not constitute a waiver thereof in any subsequent instance. This note is entitled to the benefit of the Pledge and Security Agreement and the other Transaction Documents.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. In the event of default hereunder, the Company agrees to pay all costs and expenses of collection, including reasonable attorneys' fees.

                                            EXPRESS AMERICA MORTGAGE CORPORATION


                                            By /s/ James Hennessy
                                                Its Senior Vice President

                          PLEDGE AND SECURITY AGREEMENT


                  THIS  AGREEMENT,  dated as of January  25, 1996 by and between
EXPRESS AMERICA MORTGAGE CORPORATION (the "Pledgor"), an Arizona corporation, and FIRST BANK NATIONAL ASSOCIATION (the "Bank"), a national banking association.

                  WITNESSETH, That:

                  WHEREAS, the Pledgor and the Bank have entered into a Warehousing Credit Agreement of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in writing by the Pledgor and the Bank, the "Credit Agreement"), pursuant to which the Bank has agreed to make certain credit facilities available to the Pledgor on the condition, among others, that Pledgor execute and deliver this Agreement to the Bank; and

                  WHEREAS, the Pledgor finds it advantageous, desirable and in its best interests to comply with the condition that it execute and deliver this Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and in order to induce the Bank to become a party to, and to extend credit under, the Credit Agreement, the parties hereto agree as follows:

         Section 1.  DEFINITIONS

                  Each capitalized term used herein which is not otherwise defined herein (including, without limitation, the term "Obligations") shall have the meaning ascribed to such term in the Credit Agreement, including
Exhibit 1.01-B thereto. In addition, the following terms shall have the following respective meanings:

                  "Bailee Letter": a letter substantially in the form of Attachment 1 hereto.

                  "Collateral": as such term is defined in Section 2 hereof

                  "Collections":  as such term is defined in Section 2 hereof.

                  "FHLMC  Security":   a  Mortgage-backed   Security  issued  or
guaranteed by FHLMC.

                  "FIRREA Qualifying Appraisal": with respect to any Pledged Mortgage Loan, an appraisal of the real estate securing such Pledged Mortgage Loan which meets the requirements of the applicable appraisal regulations under Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, including, without limitation, the appraisal regulations applicable to mortgage warehousing loans.

                  "FNMA  Security":   a   Mortgage-backed   Security  issued  or
guaranteed by FNMA.

                  "GNMA  Pool  Custodian":  as such term is  defined  in Section
10.03 hereof.

                  "GNMA Pool Custodian Letter": a letter substantially in the form of Attachment 2 hereto.

                  "GNMA  Security":  a  Mortgage-backed  Security  guaranteed by
GNMA.

                  "Obligor": a person or other entity who now or hereafter is or becomes liable to the Pledgor with respect to any of the Collateral.

                  "Pledged Mortgage Loans": Mortgage Loans deemed to have been delivered to the Bank as provided in Section 4.01 hereof.

                  "Pledgor": as such term is defined in the first paragraph of this Agreement.

                  "Pool Mortgage": as such term is defined in Section 10.03 hereof.

                  "PTC":  as such term is defined in Section 10.03 hereof.

                  "PTC  Account":  as such  term is  defined  in  Section  10.03 hereof.

                  "PTC Participant": as such term is defined in Section 10.03 hereof.

                  "Related Mortgage-backed Security": a Mortgage-backed Security that represents an interest in, or is secured by, any Mortgage Loans that were Pledged Mortgage Loans at the time of formation of the related pool.

                  "Settlement Amount": as such term is defined in Section 10.03 hereof.

                  "Settlement Date": as such term is defined in Section 10.03 hereof.

                  "Transmittal Letter": a transmittal letter substantially in the form of Attachment 3 hereto.

                  "Trust Receipt": a trust receipt substantially in the form of Attachment 4 hereto.

         Section 2.  PLEDGE

                  As collateral security for the due and punctual payment of the Obligations, the Pledgor does hereby pledge, hypothecate, assign, transfer and convey to the Bank and its successors and assigns, and grants to the Bank and its successors and assigns, a security interest in and to the following described property (the "Collateral"):

                  (a) all right, title and interest of the Pledgor in and to the Pledged Mortgage Loans and Related Mortgage-backed Securities and all promissory notes, participation agreements, participation certificates, or other instruments or agreements which evidence the Pledged Mortgage Loans and Related Mortgage-backed Securities;

                  (b) all right, title and interest of the Pledgor in and to all Mortgage Notes and other notes, real estate mortgages, deeds of trust, security agreements, chattel mortgages, assignments of rent and other security instruments whether now or hereafter owned, acquired or held by the Pledgor which secure (or constitute collateral for any note, instrument or agreement securing) any of the Pledged Mortgage Loans;

                  (c) all right, title and interest of the Pledgor in and to all financing statements perfecting the security interest of any of the Pledged Mortgage Loans or property securing any Pledged Mortgage Loan;

                  (d) all right, title and interest of the Pledgor in and to all guaranties, insurance policies and other instruments by which the persons or entities executing the same guarantee or insure, among other things, the payment or performance of the Pledged Mortgage Loans;

                  (e) all right, title and interest of the Pledgor in and to all title insurance policies, title insurance binders, commitments or reports insuring or relating to any Pledged Mortgage Loan or property securing any Pledged Mortgage Loan;

                  (f) all right, title and interest of the Pledgor in and to all surveys, bonds, hazard and liability insurance policies, participation agreements and any other agreement, instrument or document pertaining to, affecting, obtained by the Pledgor in connection with, or arising out of, the Pledged Mortgage Loans;

                  (g) all right, title and interest of the Pledgor in and to all agreements to purchase any Pledged Mortgage Loans or Related Mortgage-backed Securities, or agreements to purchase Mortgage Loans or Mortgage-backed Securities under which any Pledged Mortgage Loans or Related Mortgage-backed Securities are eligible for sale (hereinafter collectively called "Take-Out Commitments");

                  (h) all right, title and interest of the Pledgor in and to all collections on, and proceeds of or from, any and all of the foregoing (hereinafter collectively called "Collections");

                  (i) all right, title and interest of the Pledgor in and to any other asset of the Pledgor which has been or hereafter at any time is delivered to the Bank hereunder;

                  (j) all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other records, information, and data of the Pledgor relating to the Pledged Mortgage Loans (including all information, data, programs, tapes, discs and cards necessary to administer and service such Pledged Mortgage Loans and Related Mortgage-backed Securities);

                  (k) all right, title and interest of the Pledgor in and to all balances, credits and deposits contained in the Collateral Account and in the PTC Account, to the extent that such balances, credits and deposits constitute proceeds of Advances or proceeds of Collateral described in this Agreement;

                  (l) all private mortgage insurance, FHA insurance and VA guaranties relating to any Pledged Mortgage Loans or Related Mortgage-backed Securities and the proceeds of any such insurance and guaranties;

                  (m) all right, title and interest of the Pledgor in and to the
         NationsBanc  Note,  the  NationsBanc   Agreement  and  the  NationsBanc
         Documents; and

                  (n) any and all balances, credits, deposits, accounts or moneys of, or in the name of, the Pledgor representing or evidencing the foregoing or any proceeds thereof, and any and all proceeds of any of the foregoing.

         Section  3.  REPORTS  CONCERNING   EXISTING  COLLATERAL  AND  HEREAFTER
ACQUIRED COLLATERAL

                  From time to time hereafter as reasonably requested by the Bank, the Pledgor will promptly give a written report to the Bank describing and listing each document, instrument or other paper which evidences, secures, guarantees, insures or pertains to any item of the Collateral whether now or hereafter owned, acquired or held by the Pledgor that the Pledgor has not theretofore delivered to the Bank. Such written report shall contain sufficient information to enable the Bank to identify each such document, instrument or other paper. The Pledgor (a) upon the request of the Bank, shall promptly provide additional information concerning, or a more complete description of, each such document, instrument or other paper and (b) at the request of the Bank, shall promptly deliver the same to the Bank.

         Section 4.  DELIVERY OF COLLATERAL DOCUMENTS

                  4.01 Delivery of Mortgage Loans. A Mortgage Loan shall be deemed to have been delivered under this Pledge and Security Agreement when the following described instruments and documents shall have been delivered to the Bank in accordance with the provisions of this Section 4.01:

                  (a) the original Mortgage Note evidencing such Mortgage Loan, duly endorsed in blank as follows:

                             "Pay to the order of,

                             -------------------------------
                             without recourse

                             EXPRESS AMERICA MORTGAGE CORPORATION

                             By
                               -----------------------------
                             Title                          "
                                  --------------------------

                  (b) an original or a copy of the Mortgage securing such Mortgage Loan, containing all recording information;

                  (c) a duly executed appropriate assignment of said Mortgage in favor of the Bank and in recordable form;

                  (d)  if  there  are  any  intermediate   assignments  of  said
         Mortgage, an original or a copy of each such assignment, containing all recording information;

                  (e) if any of the foregoing documents was executed on behalf of a party thereto by another Person under a power of attorney, the original or a copy of the executed copy of such power of attorney, containing all recording information; and

                  (f) a Transmittal Letter listing all documents being delivered to the Bank.

The instruments and documents to be delivered under this Section 4.01 shall be delivered no later than 10:00 a.m. (Minneapolis time) on the Business Day preceding the Business Day on which the Advance is to be made for the purpose of financing the repurchase of such Mortgage Loan.

                  4.02 Delivery of Additional Mortgage Loan Documents Upon Request. Within seven calendar days after receiving a written request from the Bank to deliver the same with respect to any Pledged Mortgage Loan, the Pledgor shall deliver to the Bank the following:

                  (a) Original guaranties, mortgage insurance certificates, assignments of rents and other instruments and documents relating to security for and payment of such Pledged Mortgage Loan, together with duly executed assignments thereof;

                  (b) A mortgagee's title insurance policy (or commitment therefor) in the form of an American Land Title Association standard policy (revised coverage, most recent form) from a substantial and reputable title insurance company acceptable to FNMA and FHLMC in favor of the Pledgor insuring the lien of the mortgage securing such Pledged Mortgage Loan (subject only to such liens and encumbrances as are generally acceptable to reputable lending institutions, mortgage investors and securities dealers) or, if such a mortgagee's title policy (or commitment therefor) is generally not available in the state in which the real property subject to such mortgage is located, an opinion of an attorney reasonably acceptable to the Bank to the effect that the Mortgage securing such Pledged Mortgage Loan is a valid first lien free and clear of all other liens, encumbrances and restrictions except such as are generally acceptable to reputable lending institutions, mortgage investors and securities dealers;

                  (c) Evidence satisfactory to the Bank that the premises covered by the Mortgage securing such Pledged Mortgage Loan is insured against fire and perils of extended coverage for an amount at least equal to the lesser of the full insurable value of such premises and the Collateral Value of such Pledged Mortgage Loan;

                  (d) With respect to each Pledged Mortgage Loan and each Related Mortgage-backed Security, copies of any applicable Take-Out Commitment and all documents and instruments called for thereunder;

                  (e) With respect to each Pledged Mortgage Loan secured by a Mortgage which is insured by the FHA or guaranteed by the VA, a certificate signed by an officer of the Pledgor that, as of the date of delivery thereof, the Pledgor has possession of the applicable FHA insurance certificate or VA guarantee covering such Pledged Mortgage Loan;

                  (f) Originals, or photocopies, as the Bank may request, of surveys (or plat maps, if surveys are not available) and all other instruments, documents and other papers pertaining to each such Pledged Mortgage Loan which are in the possession or control of the Pledgor or which the Pledgor has the right to possess or control;

                  (g) The original of each Mortgage referred to Section 4.01(b) hereof, together with satisfactory evidence of its recordation, or, if the original recorded Mortgage has not been returned to the Pledgor by the applicable recording officer, a copy of the original recorded Mortgage certified as a true and exact copy thereof by the applicable recording officer;

                  (h) Evidence satisfactory to the Bank that the Pledgor has obtained and maintains in its files, as agent for the Bank, a FIRREA Qualifying Appraisal with respect to such Pledged Mortgage Loan, which evidence may include, but is not limited to, a copy of such FIRREA Qualifying Appraisal certified by the Pledgor to be a true and exact copy of the original thereof as maintained in the Pledgor's files; and

                  (i) copies of all truth-in-lending disclosures showing compliance with Regulation Z of the Board of Governors of the Federal Reserve System and copies of all disclosures under the Real Estate Settlement Procedures Act;

provided, however, that if the original recorded Mortgage or a certified copy thereof is requested by the Bank pursuant to clause (g) above and neither of such items can be obtained from the applicable recording office within such seven-day period, then such original recorded Mortgage or a certified copy thereof shall furnished to the Bank by the Pledgor as promptly as possible.

                  4.03  Form  of  Assignments.   All  assignments  executed  and
delivered by the Pledgor pursuant to this Section 4 shall be in form and substance acceptable to and approved by the Bank.

                  4.04 Effect of Transmittal Letters. Any Transmittal Letter delivered to the Bank hereunder, together with the documents accompanying any such Transmittal Letter, shall conclusively be presumed to have been delivered to the Bank on behalf of the Pledgor notwithstanding that any such Transmittal Letter shall not be signed or submitted by a person who has been authorized in writing to do so by the Pledgor through its Board of Directors or otherwise.

                  4.05 Endorsement and Delivery of Checks, Etc. The Pledgor will from time to time whenever an Event of Default exists, upon the request of the Bank, endorse and deliver to the Bank any draft, check, note or other writing which evidences a right to the payment of money which constitutes Collateral.

                  4.06 Defects in Collateral Documentation; Loss of Collateral Value. A Pledged Mortgage Loan which has been delivered to the Bank under this Pledge and Security Agreement in accordance with Section 4.01 hereof shall be and remain Collateral which is subject to the lien and security interest granted to the Bank under Section 2 hereof until such Pledged Mortgage Loan is sold to an Investor in accordance with Sections 10.02 and 10.03 hereof (in which case the proceeds thereof, including, without limitation, any Related Mortgage-backed Security, shall constitute Collateral) or released pursuant to Section 10.04 hereof or until this Pledge and Security Agreement terminates in accordance with
Section 19 hereof, notwithstanding (a) any defect in any document delivered to the Bank pursuant to Section 4.01 hereof, (b) the failure of such Pledged
Mortgage Loan to be or to remain a Pledged Approved Mortgage Loan, (c) the failure of such Pledged Mortgage Loan to have or to retain Collateral Value, (d) the failure of the Pledgor to make timely delivery of any document required to be delivered to the Bank under Section 4.02 hereof, or (e) any other fact, circumstance, condition or event whatsoever. For purposes of the preceding sentence, the financing or refinancing of the repurchase of a Pledged Mortgage Loan from the proceeds of Advances and/or the assignment of Collateral Value to such Pledged Mortgage Loan by the Bank shall be deemed to be conclusive evidence of the delivery of such Pledged Mortgage Loan under Section 4.01 hereof, notwithstanding any subsequent determination by the Bank that the documentation delivered for such Pledged Mortgage Loan was incomplete or defective in any respect or that such Pledged Mortgage Loan should not have been assigned Collateral Value.

                  4.07. Delivery of NationsBanc Note. The Pledgor shall deliver the original executed copy of the NationsBanc Note to the Bank in accordance with the Credit Agreement.

         Section 5.  REPRESENTATIONS AND WARRANTIES

                  The Pledgor  hereby  represents  and warrants that: (a) all of the representations and warranties set forth in the Credit Agreement are true and correct; (b) the Pledgor is or will be the legal and equitable owner of the Collateral and its interests therein are or will be free and clear of all liens, security interests, charges and encumbrances of every kind and nature (other than as created hereunder or under Take-Out Commitments or under assignments to purchasers under Take-Out Commitments); (c) no financing statement or other evidence of lien covering any of the Collateral is or will be on file in any public office other than financing statements filed in connection with the Credit Agreement and related security documents; (d) the Pledgor has good right, power and lawful authority to pledge, assign and deliver the Collateral in the manner hereby done or contemplated; (e) no consent or approval of any governmental body, regulatory authority, person, trust, or entity is or will be
(i) necessary to the validity of the rights created hereunder or (ii) required prior to the assignment, transfer and delivery of any of the Collateral to the Bank; (f) to the Pledgor's knowledge, no material dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral; (g) this Pledge and Security Agreement constitutes the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor and the Collateral in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, reorganization, arrangement, insolvency or other similar laws affecting creditors' rights generally); (h) the Pledgor has or will have fully complied with, and all collateral documents delivered with respect to such Pledged Mortgage Loan comply or will comply with, all applicable federal, state and local laws, regulations and rules, including, but not limited to, (i) usury laws, (ii) the Real Estate Settlement Procedures Act of 1974, (iii) the Equal Credit Opportunity Act, (iv) the Federal Truth in Lending Act, (v) Regulation Z of the Board of Governors of the Federal Reserve System and (vi) all other consumer protection and truth-in-lending laws which may apply, and in each case with the regulations promulgated in connection therewith, as the same may be amended from time to time; and the Pledgor shall maintain sufficient documentary evidence in its files with respect to such Pledged Mortgage Loans to substantiate such compliance; (i) the Pledgor has obtained or will obtain prior to the delivery of any Mortgage Loan to the Bank in accordance with Section 4.01 hereof, and will maintain in its files as agent for the Bank, a FIRREA Qualifying Appraisal with respect to such Mortgage Loan; (j) immediately upon
(i) the execution and delivery of the Credit Agreement, the Note and the other Loan Documents, (ii) the acquisition by the Pledgor of rights in a Pledged Mortgage Loan and (iii) the delivery of the Mortgage Note evidencing such Pledged Mortgage Loan to the Bank as contemplated by Section 4.01 hereof, the Bank shall have a valid and perfected first priority security interest in such Pledged Mortgage Loan; (k) immediately upon (i) the execution and delivery of the Credit Agreement, the Note and the other Loan Documents, (ii) the acquisition by the Pledgor of rights in such Collateral and (iii) the filing with the Secretary of State of Arizona of a financing statement showing the Pledgor as debtor and the Bank as secured party and describing the Collateral, the Bank shall have a valid and perfected first priority security interest in the Collateral which is other than as described in clause (j) of this Section 5, to the extent that a security interest in such other Collateral can be perfected by filing a financing statement; (l) each Pledged Mortgage Loan has been fully advanced and is a first lien on the premises described therein; (m) each Pledged Mortgage Loan and each Pledged Approved Mortgage Loan complies with all requirements of this Agreement and the Credit Agreement applicable thereto; (n) except as described in the Borrowing Base Certificates provided by the Pledgor to the Bank pursuant to Section 10.01 of the Credit Agreement, or as otherwise disclosed to the Bank, there is no monetary default existing under any Pledged Mortgage Loan that has continued for more than 60 days and to the knowledge of the Pledgor, there is no other default existing under any Pledged Mortgage Loan; and (o) all Pledged Mortgage Loans secured by properties located in special flood hazard areas designated by the Secretary of Housing and Urban Development are and shall continue to be covered by flood insurance under the National Flood Insurance Program.

         Section 6.  POSSESSION OF COLLATERAL; STANDARD OF CARE

                  The Bank shall exercise reasonable care in the custody and preservation of the Collateral and shall keep the Collateral separate from similar collateral furnished by third parties. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Pledgor requests in writing, but failure of the Bank to comply with any such request shall not itself be deemed a failure to exercise reasonable care, and no failure of the Bank to preserve or protect any rights with respect to such Collateral not so requested by Pledgor shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

         Section 7.  COLLECTIONS ON COLLATERAL BY THE PLEDGOR; ACCOUNTING

                  Until the Bank gives notice to the Pledgor pursuant to the penultimate sentence of this Section 7 or exercises the Bank's rights under Sections 8 or 13, the Pledgor shall be entitled to receive all Collections and use the same in the normal course of business. Upon notice from the Bank to the Pledgor given after the occurrence and during the continuation of an Event of Default or an Unmatured Event of Default, the Pledgor shall furnish to the Bank not later than the tenth Business Day after the end of each month a report on all Collections received during the preceding month and provide the same accounting therefor as the Pledgor customarily furnishes the Investors therein, including with respect to Collections on each Pledged Mortgage Loan: (a) the name of the borrower, (b) Pledgor's loan number for the Pledged Mortgage Loan,
(c) current principal balance of the Pledged Mortgage Loan, (d) current escrow balance with respect to the Pledged Mortgage Loan, (e) number and amount of past due payments on the Pledged Mortgage Loan and (f) the amount of the Collections received during such month with respect to the Pledged Mortgage Loan, itemized to show (i) principal portion, (ii) interest portion and (iii) portion thereof representing amounts paid in escrow for real estate taxes and insurance.

                  Upon notice from the Bank to the Pledgor given after the occurrence and during the continuation of an Event of Default or of an Unmatured Event of Default, the Pledgor shall hold all Collections representing principal payments and prepayments and escrows for real estate taxes and insurance in trust for the Bank and shall promptly remit the same to the Bank. All amounts representing the principal payments and prepayments on Pledged Mortgage Loans which are delivered to the Bank pursuant to the preceding sentence shall be deposited in the Collateral Account and all amounts representing real estate tax and insurance escrows for Pledged Mortgage Loans which are delivered to the Bank pursuant to the preceding sentence shall be deposited in an escrow account with any bank satisfactory to the Pledgor and the Bank, to be held for the payment of the applicable real estate taxes and insurance premiums.

         Section 8.  COLLECTIONS ON COLLATERAL BY THE BANK

                  Upon the occurrence and during the continuation of an Event of Default or an Unmatured Event of Default, the Bank shall be entitled, but not obligated, at any time and from time to time, to notify and direct any or all Obligors with respect to any of the Collateral thereafter to make all payments on such Collateral directly to the Bank or such other person or entity designated by the Bank, regardless of whether the Pledgor was previously making collections thereon. All amounts paid by Obligors to the Bank pursuant to the preceding sentence shall be deposited in (a) the Collateral Account, to the extent such payments represent interest payments and principal payments and prepayments on Pledged Mortgage Loans, and (b) in an escrow account with any bank satisfactory to the Pledgor and the Bank, to the extent such payments represent real estate tax and insurance escrows on Pledged Mortgage Loans, to be held for the payment of the applicable real estate taxes and insurance premiums. The Bank shall promptly account to the Pledgor for all such payments received by the Bank. Each Obligor making such payment to the Bank or such other person or entity designated by the Bank shall be fully protected in relying on the written statement of the Bank that the Bank then holds the security interests herein granted and assigned which entitled the Bank or such other person or entity designated by the Bank to receive such payment, and the receipt of the Bank or such other person or entity designated by the Bank for such payment shall be full acquittance therefor to the Obligor making such payment.

         Section 9.  DEFAULTED LOANS; COLLECTION AND FORECLOSURE PROCEEDINGS

                  If the Pledgor wishes to institute collection or foreclosure proceedings with respect to a Pledged Mortgage Loan, it shall substitute other Collateral so that it is entitled to a release of such Pledged Mortgage Loan pursuant to Section 10.04 hereof. If the Pledgor does not own sufficient other Collateral to obtain a release of such Pledged Mortgage Loan, then so long as an Event of Default or an Unmatured Event of Default has not occurred and is continuing, the Bank, upon written request of the Pledgor, will deliver, upon such terms and conditions as the Bank in its sole discretion may establish, to an attorney at law, as the agent of the Bank, to the extent necessary for the purpose of enabling said attorney to institute, in the name of the Pledgor or the Bank, or in their names or in the names of their nominees, as the Bank may determine, collection and/or foreclosure proceedings on any Pledged Mortgage Loan in default the following: (a) the promissory note or other instrument evidencing any such Pledged Mortgage Loan in default and (b) the mortgage or deed of trust, if any, that secures such promissory note, or other Collateral needed by said attorney in connection with such collection and/or foreclosure proceedings in such manner and in such form as the Bank deems necessary or desirable to preserve the Bank's security interests in such Collateral, provided such Collateral and all proceeds of any such collection and/or foreclosure efforts shall remain subject to this Pledge and Security Agreement and the security interests granted herein and all such proceeds shall be delivered to the Bank as and when and in the form received to the extent required by the terms of the Credit Agreement. The Pledgor hereby covenants and agrees that, without first obtaining the prior written consent of the Bank, it will not request or accept any discount on, or any conveyance, endorsement, transfer or assignment of any right, title or interest in and to any of the real, personal or mixed properties sold, pledged, mortgaged, hypothecated, assigned, transferred, set over or conveyed to the Bank as security for, any of the promissory notes or other instruments or agreements which evidence Pledged Mortgage Loans in lieu of foreclosure proceedings if, after giving effect to any such proposed transaction, the Borrowing Base would be less than the aggregate unpaid principal amount of the outstanding Supplemental Warehousing Advances. At such time as such delivery of the Collateral is no longer required in connection with said collection and/or foreclosure efforts, the same shall be reassigned and redelivered to the Bank.

         Section 10.  SALES AND RELEASES OF COLLATERAL

                  10.01 Redelivery of Collateral for Correction. If no Event of Default or Unmatured Event of Default exists, the Bank may redeliver to the Pledgor, for correction, any instrument or document which constitutes or relates to any of the Collateral; provided, that any such redelivery shall be made against a Trust Receipt duly completed and executed by the Pledgor requiring, within 21 days after the redelivery thereof to the Pledgor, the return to the Bank of each such instrument and document. The Pledgor shall deliver to the Bank each such instrument and document as soon as it has completed the correction thereof and, in any event, within 21 days after its receipt thereof.

                  10.02 Delivery for Sale of Pledged Mortgage Loans. If no Event of Default or Unmatured Event of Default exists, the Pledgor may direct the Bank, and the Bank will transmit on behalf of the Pledgor, Pledged Mortgage Loans, accompanied by a duly completed and executed Bailee Letter, to an Investor who has issued a Take-Out Commitment. All sale proceeds transferred to the Bank pursuant to such Bailee Letter and all Mortgage Notes and other documents returned to the Bank pursuant to such Bailee Letter shall remain a part of the Collateral unless and until released pursuant to Section 10.04 of this Pledge and Security Agreement. If required by the applicable Take-Out Commitment, Pledged Mortgage Loans may be duly assigned of record to the issuer of such Take-Out Commitment subject to reassignment if not purchased and with beneficial title to any such assigned Pledged Mortgage Loans being subject to the above-stated escrow condition. All Pledged Mortgage Loans which are so transmitted or otherwise delivered but not paid for shall constitute Collateral and shall, subject to the limits contained herein, be included in determining the Borrowing Base. The Pledgor further agrees that the initial certifications and the settlements in connection with FNMA and GNMA pools are to be performed by the Bank or its designated agent. The proceeds received by the Bank from the sale of any Pledged Mortgage Loans pursuant to this Section 10.03 shall be deposited by the Bank in the Collateral Account and shall be promptly applied to the payment of principal of the Note; provided, however, that if an Event of Default has occurred and is continuing, such proceeds shall be applied in accordance with Section 17 hereof.

                  10.03 Formation of Pools. (a) The following provisions shall apply with respect to the delivery of Pledged Mortgage Loans which are intended for inclusion in a pool of Mortgage Loans backing securities to be issued by GNMA (each such Mortgage Loan, a "Pool Mortgage"):

                           (i) The Pledgor shall enter into and conform to such custody and related agreements required by the Bank or its designated agent with the approval of the Bank to permit the creation, transmittal to, maintenance and sale of GNMA Securities in both certificated and uncertificated book-entry form with Participant Trust Company ("PTC") in New York City, or such other successor organization or system approved from time to time by GNMA. Such agreements shall be with such financial organizations who have been (and continue to be during the term of this Pledge and Security Agreement) approved by PTC as participants in PTC and further approved by the Bank, and shall provide, among other things, that GNMA Securities shall be created, maintained and traded at the direction, in the name and for the benefit of the Bank or its designated agent (any such PTC participant being referred to herein as a "PTC Participant"). The accounts maintained at PTC to and in which GNMA Securities shall be delivered and maintained, any trading accounts and any accounts into which proceeds or interest and other amounts payable in respect of any GNMA Securities which are pledged hereunder are held are herein collectively referred to as the "PTC Account." The PTC Account shall, for all purposes of this Pledge and Security Agreement and any GNMA Securities and the proceeds thereof and other amounts with respect thereto contained therein, be deemed part of the Collateral hereunder.

                           (ii) The Bank shall, provided that no Event of Default shall have occurred, execute and deliver to a party designated as a GNMA pool document custodian (a "GNMA Pool Custodian") Form HUD 1711A ("Release of Security Interest") (or any successor form) in respect of a Pool Mortgage upon the delivery to the Bank of: (A) a copy of Form HUD 11705 ("Schedule of Subscribers") (or any successor form) with "Authorization and Instructions to GNMA" duly completed by the Pledgor, and specifying that (1) the related GNMA Security shall be made available for pick-up at the Chemical Bank GNMA window at PTC, (2) such GNMA Security is to be deposited with PTC in the PTC Account and (3) the Pledgor is the subscriber for said GNMA Security for an amount at least equal to the aggregate outstanding principal balance of all relevant Pool Mortgages; and (B) delivery instructions with respect to the GNMA Security acceptable to the Bank and the PTC Participant. The Bank shall deliver the Pool Mortgages to the GNMA Pool Custodian against a properly executed GNMA Pool Custodian Letter simultaneously with the delivery of Form HUD 11705 to such GNMA Pool Custodian.

                           (iii) Upon compliance with the foregoing, the Bank or its designated agent shall, on the settlement date of the related GNMA trade (the "Settlement Date"), arrange to have delivered the related GNMA Securities, in accordance with the Pledgor's delivery instructions. Upon its receipt of the settlement amount (the "Settlement Amount") from the PTC Participant, the Bank shall apply such Settlement Amount in payment of the unpaid principal amount outstanding under the Note.

                  (b) With respect to each Pledged Mortgage Loan which is intended for inclusion in a FNMA or FHLMC Mortgage Loan pool to back book-entry FNMA or FHLMC Securities, the Pledgor agrees that it will enter into and conform to such agreements and procedures as are established by the Bank in its sole judgment from time to time for the delivery of Pledged Mortgage Loans to a FHLMC or FNMA pool custodian (or directly to FHLMC or FNMA, as the case may be) and the issuance, maintenance and transfer of FHLMC or FNMA Securities under such book-entry system or program. The Bank may enter into such agreements as may be necessary or appropriate in the sole discretion of the Bank in order to effectuate the issuance, maintenance and transfer of such FNMA or FHLMC Securities under such book-entry system or program.

                  (c) The Bank or its designated agent will use its best efforts to complete documents in a timely manner and otherwise to cooperate with the Pledgor in the issuance of Mortgage-backed Securities and the formation of pools of Mortgage Loans as contemplated by this Section 10.03, subject, however, to the provisions of Sections 6 and 20 hereof. The Bank and its designated agent shall be entitled to rely on the written instructions of the Pledgor and the written instructions and published guidelines of the applicable Investor in this regard and shall have no obligation to act in the absence of such written instructions or published guidelines.

                  10.04 Release or Assignment of Particular Collateral. (a) If no Event of Default or Unmatured Event of Default has occurred which is continuing, the Bank shall, at the written request of the Pledgor, release its security interest in any item of Collateral specified by the Pledgor in such written request, provided that, after giving effect to such requested release or assignment, as the case may be, the Borrowing Base (including therein the Collateral Value of any Collateral given in substitution for the Collateral to be released) shall not be less than the aggregate principal amount outstanding under the Note. If the Pledgor requests and is entitled to a release of a Pledged Mortgage Loan pursuant to the preceding sentence, the Bank shall promptly redeliver to the Pledgor (i) the Mortgage Note evidencing such Pledged Mortgage Loan endorsed without recourse upon, or representation or warranty by, the Bank and (ii) a reassignment, without recourse upon, or representation or warranty by, the Bank, of any part of the Collateral that secures such Mortgage Note.

                  (b)  Whether  or not the  Pledgor,  by terms  of this  Section
10.04, is entitled to a release of the Bank's security interest in the Collateral, the Bank shall release its security interest in any Pledged Mortgage Loan to the extent necessary to permit the Pledgor to execute any full or partial release of any mortgage, deed of trust, security agreement, financing statement or other security instrument or deed which the Pledgor is contractually obligated to release upon payment thereof or of a minimum release price, provided, the Pledgor promptly remits such payment to the Bank for application upon the unpaid principal amount outstanding under the Note.

                  (c) Upon the Bank's receipt of the proceeds from the sale of a Pledged Mortgage Loan delivered pursuant to Section 10.02 hereof, the security interest of the Bank in such Pledged Mortgage Loan and in the Mortgage Note and other documents related thereto shall terminate without further action by the Bank.

                  (d) Upon the Bank's receipt of the proceeds from the sale of a Related Mortgage-backed Security representing an interest in, or which is secured by, Pledged Mortgage Loans delivered pursuant to Section 10.03 hereof, the security interest of the Bank in such Related Mortgage-backed Security and in such Pledged Mortgage Loans shall terminate without further action by the Bank.

         Section 11.  FURTHER ASSURANCES

                  The Pledgor, upon the request of the Bank, will promptly correct any patent defect, error or omission which may be discovered in the contents of this Pledge and Security Agreement or in the execution hereof and will do such further acts and things, and execute, acknowledge, endorse and deliver such further instruments, agreements, schedules and certificates, including, but not limited to, notes, mortgages, deeds of trust, assignments, chattel mortgages, security agreements and financing statements covering the title to any real, personal or mixed property now owned or hereafter acquired by the Pledgor and now or hereafter constituting Collateral, schedules and certificates respecting all or any of the Collateral at the time subject to the security interest hereunder, the items or amounts received by the Pledgor in full or partial payment, or otherwise as proceeds of any of the Collateral and supplements to and amendments of this Pledge and Security Agreement, that the Bank may at any time and from time to time reasonably request in connection with the administration or enforcement of this Pledge and Security Agreement or related to the Collateral or any part thereof or in order to assure and confirm unto the Bank the rights, powers and remedies hereunder or to subject all of the real, personal or mixed properties now owned or hereafter acquired by the Pledgor and now or hereafter constituting Collateral to, or to confirm or clearly establish that all of said properties are subject to and encumbered by, a lien to secure the due and punctual payment of the Obligations. Any such instrument, agreement, schedule or certificate shall be executed by a duly authorized officer of the Pledgor and shall be in such form and detail as the Bank may reasonably specify. Promptly upon the request of the Bank, the Pledgor will mark, or permit the Bank to mark in a reasonable manner, the Pledgor's books, records and accounts showing or dealing with the Collateral with a notation clearly setting forth that the Collateral has been assigned to the Bank, which notation shall be in form and substance satisfactory to the Bank.

                  The Pledgor will do all acts and things, and will execute and file or record all instruments (including mortgages, pledges, assignments, security agreements, financing statements, amendments to financing statements, continuation statements, etc.) required, or reasonably requested by the Bank, to establish, perfect, maintain and continue the perfection and priority of the security interest of the Bank in the Collateral and will pay the costs and expenses of: all filings and recordings, including taxes thereon; all searches necessary, or reasonably deemed necessary by the Bank, to establish and determine the validity and the priority of such security interest of the Bank; and also to satisfy all other liens which in the reasonable opinion of the Bank might prejudice, imperil or otherwise affect the Collateral or the existence or priority of such security interest. A carbon, photographic or other reproduction of this Pledge and Security Agreement or of a financing statement shall be sufficient as a financing statement and may be filed in lieu of the original in any or all jurisdictions which accept such reproductions.

                  The Pledgor will assist and cooperate fully with any and all measures established by the Bank to comply with the appraisal regulations under Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (including, without limitation, the appraisal regulations applicable to mortgage warehousing loans), which compliance measures may include, but shall not be limited to, spot checks, policy reviews and similar verification activities.

         Section 12.  COVENANTS OF THE PLEDGOR

                  So long as this Pledge and Security Agreement shall remain in effect, the Pledgor will (a) defend the right, title and interest of the Bank in the Collateral against the claims and demands of all Persons; (b) not amend, modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Collateral in a manner which would materially adversely affect the interest of the Bank; (c) not sell, assign, transfer, or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber, or release any of the Collateral or any interest therein except in a manner whereby the Bank alone would be entitled to receive the proceeds therefrom; (d) notify the Bank monthly of any monetary default that continues for 60 days or more or any other default of which the Pledgor has knowledge that continues beyond any applicable notice or grace period under any Pledged Mortgage Loan which has Collateral Value; and (e) maintain, or cause to be maintained, in its chief executive office or in the offices of a computer service bureau approved by the Bank for the processing of Mortgage Notes and Mortgage-backed Securities, originals, or copies if the original has been delivered to the Bank, of its Mortgage Notes and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other records, information and data, relating to the Collateral and will give the Bank written notice of the place where such records, information and data will be maintained.

         Section 13.  BANK APPOINTED ATTORNEY-IN-FACT

                  Effective upon the occurrence and  continuation of an Event of
Default or an Unmatured Event of Default, the Pledgor hereby appoints the Bank the Pledgor's attorney-in-fact, with full power of substitution, to submit any Pledged Mortgage Loan and related documents to a purchaser under a Take-Out Commitment and for the purpose of carrying out the provisions of this Pledge and Security Agreement and taking any action and executing in the name of the Pledgor without recourse to the Pledgor any instrument, including, but not limited to, the instruments described in Section 2 hereof, which the Bank may deem necessary or advisable to accomplish the purpose hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Bank shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to the Pledgor representing any payment or reimbursement made under, or pursuant or with respect to, the Collateral or any part thereof and to give full discharge for the same. The Pledgor hereby authorizes the Bank, in the Bank's discretion at any time and from time to time in connection with the exercise of its rights and/or remedies under this Pledge and Security Agreement, including, without limitation, its rights and/or remedies under Sections 10.02, 10.03 and 14
hereof,  to (i)   complete  or cause to be completed any assignment of real
estate mortgage or deed of trust which heretofore was, or hereafter at any time may be, executed and delivered by the Pledgor to the Bank so that such assignment describes a real estate mortgage or deed of trust which is security for any Pledged Mortgage Loan now or hereafter at any time constituting Collateral and (ii) complete or cause to be completed any other assignment or endorsement that was delivered in blank hereunder.

         Section 14.  EVENTS OF DEFAULT: REMEDIES

                  If one or more Events of Default shall occur, then the Bank, in addition to any and all other rights and remedies which the Bank may then have hereunder, under the Credit Agreement, under the Uniform Commercial Code of the State of Minnesota or of any other pertinent jurisdiction (the "Code"), or under any other instrument, or which the Bank may have at law or in equity, or otherwise, may, at its option, (a) in the name of the Pledgor, or otherwise, demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral; (b) take any action which the Bank may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, endorse in the name of the Pledgor without recourse to the Pledgor any checks, drafts, notes or other instruments or documents received in payment of or on account of the Collateral; (c) enter upon the premises where any of the Collateral not in the possession of the Bank is located and take possession thereof and remove the same, with or without judicial process; (d) reduce the claims of the Bank to judgment or foreclosure or otherwise enforce the security interests herein granted and assigned, in whole or in part, by any available judicial procedure; (e) after notification, if any, provided for herein, sell, lease, or otherwise dispose of, at the office of the Bank, on the premises of the Pledgor, or elsewhere, all or any part of the Collateral, in its then condition or following any commercially reasonable preparation or processing, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of Collateral shall not exhaust the power of sale granted hereby, but sales may be made from time to time, and at any time, until all the Collateral has been sold or until all Obligations have been fully paid and performed), and at any such sale it shall not be necessary to exhibit any of the Collateral; (f) at the Bank's discretion, surrender any policies of insurance on the Collateral consisting of real or personal property owned by the Pledgor and receive the unearned premiums, and, in connection therewith, the Pledgor hereby appoints the Bank as the agent and attorney-in-fact for the Pledgor to collect such premiums; (g) at the Bank's discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that the Bank is entitled to do so under the Code or otherwise; and (h) exercise any and all other rights, remedies and privileges which the Bank may have under this Pledge and Security Agreement, or any of the other promissory notes, assignments, mortgages, deeds of trust, chattel mortgages, security agreements, transfers of lien, and any other instruments, documents, and agreements executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement. The Pledgor acknowledges and agrees that (x) a private sale of the Collateral pursuant to any Take-Out Commitment shall be deemed to be a sale of the Collateral in a commercially reasonable manner and (y) the Collateral is intended to be sold and that none of the Collateral is a type or kind intended by the Pledgor to be held for investment or any purpose other than for sale.

         Section 15.  WAIVERS

                  The Pledgor, for itself and all who may claim under the Pledgor, as far as the Pledgor now or hereafter lawfully may, also waives all right to have all or any portion of the Collateral marshalled upon any foreclosure hereof and agrees that any court having jurisdiction over this Pledge and Security Agreement may order the sale of all or any portion of the Collateral as an entirety. Any sale of, or the grant of options to purchase (for the option period thereof or after exercise thereof), or any other realization upon, all or any portion of the Collateral under clause (e) of Section 14 shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor in and to the Collateral so sold, optioned or realized upon, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon or any part thereof, from, through and under the Pledgor. No delay on the part of the Bank in exercising any power of sale, lien, option or other right hereunder and no notice or demand which may be given to or made upon the Pledgor with respect to any power of sale, lien, option or right hereunder shall constitute a waiver thereof, or limit or impair the right of the Bank to take any action or to exercise any power of sale, lien, option or any other right under this Pledge and Security Agreement or the Credit Agreement, or otherwise, nor shall any single or partial exercise thereof, or the exercise of any power, lien, option or other right under this Pledge and Security Agreement or otherwise, all without notice or demand (except as otherwise provided by the terms of this Pledge and Security Agreement), prejudice the Bank's rights against the Pledgor in any respect. Each and every remedy given the Bank shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         Section 16.  NOTICES

                  Reasonable notification of the time and place of any public sale of any Collateral, or reasonable notification of the time after which any private sale or other intended disposition of any of the Collateral is to be made shall be sent to the Pledgor and to any other person entitled under the Code to notice; provided, that if any of the Collateral threatens to decline speedily in value, or is of a type customarily sold on a recognized market, the Bank may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than fifteen (15) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this Section 16 and that such notice is sufficient if it states only the number of Pledged Mortgage Loans to be sold and their aggregate outstanding principal balance, together with the time and place of sale. All notices and other communications provided for in the Pledge and Security Agreement shall be given to the parties at their respective addresses set forth on the signature pages of the Credit Agreement or, as to each such party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall be given by one or more of the means specified in Section 13.02 of the Credit Agreement and, upon being so given, shall be deemed to have been given as of the earliest time specified in said Section 13.02 for the means so used.

         Section 17.  APPLICATION OF PROCEEDS

                  Until all Obligations owed to the Bank have been paid in full, any and all proceeds received by the Bank from any sale or other disposition of the Collateral, or any part thereof, upon the occurrence of an Event of Default or the exercise of any other remedy pursuant to Section 8 hereof or by virtue of
Section 14 hereof, shall be applied by the Bank in accordance with following order of priority:

                  First, to the payment of the out-of-pocket expenses of the Bank and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and to the payment of all costs and expenses incurred by the Bank in connection with the administration and enforcement of this Pledge and Security Agreement (including, without limitation, the sale or other disposition of the Collateral) and to the payment of all advances made by the Bank for the account of the Pledgor hereunder, to the extent that such costs and expense have not been reimbursed to the Bank;

                  Second:  to the payment in full of the Obligations; and

                  Third: the balance (if any) of such proceeds shall be paid to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may direct;

provided, that if such proceeds are not sufficient to satisfy the Obligations in full, the Pledgor shall remain liable to the Bank for any deficiency.

         Section 18.  INDEMNIFICATION AND COSTS AND EXPENSES

                  The Pledgor will (a) pay all reasonable out-of-pocket expenses, including, without limitation, any recording or filing fees, fees of title insurance companies in connection with records or filings, costs of mortgage insurance policies and endorsements thereof and mortgage registration taxes (or any similar fees or taxes), incurred by the Bank in connection with the enforcement and administration of this Pledge and Security Agreement (whether or not the transactions hereby contemplated shall be consummated) and the Credit Agreement, the enforcement of the rights of the Bank in connection with this Pledge and Security Agreement and the Credit Agreement and including, without limitation, the reasonable fees and disbursements of counsel for the Bank; (b) pay, and hold the Bank harmless from and against, any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (c) indemnify, pay and hold harmless the Bank from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind whatsoever (the "Indemnified Liabilities") which may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Pledge and Security Agreement or the Credit Agreement or any of the transactions contemplated hereby or thereby, unless the same are caused by the gross negligence or willful misconduct of the Bank. The undertakings of the Pledgor set forth in this Section 18 shall survive the payment in full of the Note and the termination of this Pledge and Security Agreement and the Credit Agreement.

         Section 19.  TERMINATION

                  This Pledge and Security Agreement shall terminate when all the Obligations have been fully paid and performed and the Commitment has been terminated, at which time the Bank shall reassign and redeliver, without recourse upon, or representation or warranty by, the Bank and at the expense of the Pledgor, to the Pledgor, or to such other person or persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise disposed of by the Bank pursuant to the terms hereof or the Credit Agreement, and shall still be held by the Bank, together with appropriate instruments of reassignment and release; provided, however, that this Pledge and Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Bank or any other Person upon the insolvency, bankruptcy, or reorganization of the Pledgor or otherwise, all as though such payment had not been made.

         Section 20.  NON-ASSUMPTION OF LIABILITY; NO FIDUCIARY RESPONSIBILITY

                  Nothing herein contained shall relieve the Pledgor from performing any covenant, agreement or obligation on the part of the Pledgor to be performed under or in respect of any of the Collateral or from any liability to any party or parties having an interest therein or impose any liability on the Bank for the acts or omissions of the Pledgor in connection with any of the Collateral. The Bank shall not assume or become liable for, nor shall it be deemed or construed to have assumed or become liable for, any obligation of the Pledgor with respect to any of the Collateral, or otherwise, by reason of the grant to the Bank of security interests in the Collateral. While the Bank shall use reasonable care in the custody and preservation of the Collateral as provided in Section 6 hereof, the Bank shall not have any fiduciary responsibility to the Pledgor with respect to the holding, maintenance or transmittal of the Collateral delivered hereunder.

         Section 21.  WAIVERS, ETC.

                  No failure on the part of the Bank to exercise and no delay in exercising, any power or right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 22.  GOVERNING  LAW;  CONSENT TO  JURISDICTION;  WAIVER OF JURY
TRIAL

                  THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW, BUT NOT THE LAW OF CONFLICTS, OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MINNESOTA STATE OR FEDERAL COURT SITTING IN HENNEPIN OR RAMSEY COUNTIES, STATE OF MINNESOTA, FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MINNESOTA STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. THE PLEDGOR AND THE BANK HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 23.  COUNTERPARTS; EFFECTIVENESS

                  This Pledge and Security Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument. This Pledge and Security Agreement shall become effective upon the written or telephonic notification of such execution and authorization of delivery thereof has been received by the Bank.

                  IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be executed as of the day and year first above written.


                                                 EXPRESS AMERICA MORTGAGE
                                                 CORPORATION


                                                 By Signature Illegible
                                                    Its Chairman and CEO

                                                 FIRST BANK NATIONAL ASSOCIATION


                                                 By Signature Illegible
                                                    Its Illegible

                                                                    Attachment 1


                             [On Company Letterhead]


                              FORM OF BAILEE LETTER



[Investor name and address]



Gentlemen:

               Enclosed please find_____________ original promissory notes representing an original principal amount of $______________ (the "Notes") evidencing the Pledged Mortgage Loans described in more detail on the schedule attached to this letter, along with other supporting documents which you have agreed to purchase. Please be advised that a security interest in the Notes has been granted to First Bank National Association (the "Bank") pursuant to a Warehousing Credit Agreement dated as of January 25, 1996 between Express America Corporation and the Bank.

              The Notes, and all other documents relating thereto, whether now or hereafter delivered to you, are to be held by you as agent, bailee and custodian for the benefit of the Bank, and subject to the Bank's direction and control. Notwithstanding the foregoing,

       (i) if the Notes or any of them are accepted for purchase, the applicable proceeds of such purchase are, within forty-five (45) days after the date of delivery of this letter, to be wire transferred to the Bank in immediately available funds at First Bank National Association, First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 for credit to the Company's collateral account no. 1731-0096-9620 and

       (ii) Notes which are not accepted for purchase should be returned, within forty-five (45) days after the date of delivery of this letter by overnight courier, to:

                    First Bank National Association
                    Mortgage Banking Services Division
                    First Bank Place -MPFP0801
                    601 Second Avenue South
                    Minneapolis, Minnesota  55402-4302
along with all other documents relating to such Notes, at the aforesaid address unless otherwise directed by the Bank.

         Upon the Bank's receipt of such proceeds, the security interest of the Bank in the Notes and all other documents relating thereto shall terminate and be cancelled without further action. The Notes and related documents have not been assigned or transferred by the Bank to any other party.

              In no event are the Notes, and all other documents relating thereto, to be delivered to any third party, or otherwise dealt with by you, without the prior written consent of the Bank.

              You are not to honor any requests or instructions from the Company relating to any Note (other than for correction), or any other documents relating thereto (other than for correction or replacement thereof or to supplement such documents), unless you have received the written or telephonic consent of the Bank to such new or variant instructions, or until the Bank has received the applicable proceeds of the sale of such Note.

              If you have any questions, please address your inquiries to Jeannine L. Coyne, Mortgage Banking Officer of the Bank, whose phone number is
(612) 973-0571 or Edwin D. Jenkins, Vice President, whose phone number is (612) 973-0588.

              By accepting the enclosed Notes, you shall be deemed to have consented to act as agent, bailee and custodian for the Bank, to have agreed to comply with all the instructions contained herein, and to have agreed (x) to maintain possession of the Notes on behalf of the Bank, (y) not to deliver any of the Notes to anyone without the prior written consent of the Bank and (z) to deliver the Notes to, or follow the instructions regarding disposition thereof of, the Bank, on demand. Any interest you may have in the Notes, including without limitation any claim of setoff you may at any time have, is subject to and subordinate to the security interest of the Bank in the Notes, and you will not exercise any right with respect to the Notes without the prior written consent of the Bank. We request that you so indicate by signing the acknowledgement at the foot of the enclosed counterpart of this letter and returning it to the Bank at the address set forth below (but your failure to do so in no way nullifies your consent and agreements resulting from your acceptance of the enclosed Notes, as set forth in this paragraph):

                    First Bank National Association
                    Mortgage Banking Services Division
                    First Bank Place -MPFP0801
                    601 Second Avenue South
                    Minneapolis, Minnesota  55402-4302


                                      Very truly yours,

                                      EXPRESS AMERICA MORTGAGE
                                      CORPORATION


                                      By ________________________________
                                         Its ____________________________




To the Addressee of the above letter:


              The undersigned hereby acknowledges and agrees to the terms of the above letter and, notwithstanding any contrary understanding with you, instructs you to comply with all the instructions set forth therein which instructions cannot be varied by written instructions received by you from the Company.


                                      FIRST BANK NATIONAL ASSOCIATION


                                      By _______________________________
                                         Its ___________________________



Received and Agreed to:

________________________

By______________________
Title___________________
Date____________________

Enclosures

                                                                    Attachment 2

                             [On Company Letterhead]

                       FORM OF GNMA POOL CUSTODIAN LETTER
                       ----------------------------------

[Name and address of
    GNMA Pool Custodian]

Gentlemen:

                  Enclosed please find_____________ original promissory notes representing an original principal amount of $_____________ (the "Notes") evidencing the Pledged Loans described in more detail on the schedule attached to this letter, along with other supporting documents, which are being delivered to you as custodian for certification in connection with the formation of GNMA Pool No. Please be advised that a security interest in the Notes has been granted to First Bank National Association (the "Bank") pursuant to a Warehousing Credit Agreement dated as of January 25, 1996 between Express America Mortgage Corporation (the "Company") and the Bank.

                  The Notes, and all other documents relating thereto, whether now or hereafter delivered to you, are to be held by you as agent, bailee and custodian for the benefit of the Bank, and subject to the Bank's direction and control. Notwithstanding the foregoing, Notes which are not accepted for the pool should be returned, within forty-five (45) days after the date of delivery of this letter by overnight courier, to:

                    First Bank National Association
                    Mortgage Banking Services Division
                    First Bank Place -MPFP0801
                    601 Second Avenue South
                    Minneapolis, Minnesota  55402-4302

along with all other documents relating to such Notes, at the aforesaid address unless otherwise directed by the Bank.

              Upon the Bank's receipt of the proceeds from the sale of the Mortgage-backed Security issued with respect to the Notes, the security interest of the Bank in the Notes and all other documents relating thereto shall terminate and be cancelled without further action. The Notes and related documents have not been assigned or transferred by the Bank to any other party.

              In no event are the Notes, and all other documents relating thereto, to be delivered to any third party, or otherwise dealt with by you, without the prior written consent of the Bank.

              You are not to honor any requests or instructions from the Company relating to any Note (other than for correction), or any other documents relating thereto (other than for correction or replacement thereof or to supplement such documents), unless you have received the written or telephonic consent of the Bank to such new or variant instructions, or until the Bank has received the applicable proceeds of the sale of the Mortgage-backed Security issued with respect to such Note.

              If you have any questions, please address your inquiries to Jeannine L. Coyne, Mortgage Banking Officer of the Bank, whose phone number is
(612) 973-0571 or Edwin D. Jenkins, Vice President, whose phone number is (612) 973-0588.

              By accepting the enclosed Notes, you shall be deemed to have consented to act as agent, bailee and custodian for the Bank, to have agreed to comply with all the instructions contained herein, and to have agreed (x) to maintain possession of the Notes on behalf of the Bank, (y) not to deliver any of the Notes to anyone without the prior written consent of the Bank and (z) to deliver the Notes to, or follow the instructions regarding disposition thereof of, the Bank, on demand. Any interest you may have in the Notes, including without limitation any claim of setoff you may at any time have, is subject to and subordinate to the security interest of the Bank in the Notes, and you will not exercise any right with respect to the Notes without the prior written consent of the Bank. We request that you so indicate by signing the acknowledgement at the foot of the enclosed counterpart of this letter and returning it to the Bank at the address set forth below (but your failure to do so in no way nullifies your consent and agreements resulting from your acceptance of the enclosed Notes, as set forth in this paragraph):

                    First Bank National Association
                    Mortgage Banking Services Division
                    First Bank Place -MPFP0801
                    601 Second Avenue South
                    Minneapolis, Minnesota  55402-4302

                                           Very truly yours,

                                           EXPRESS AMERICA MORTGAGE
                                           CORPORATION

                                           By__________________________
                                             Its_______________________

To the Addressee of the above letter:


              The undersigned hereby acknowledges and agrees to the terms of the above letter and, notwithstanding any contrary understanding with you, instructs you to comply with all the instructions set forth therein which instructions cannot be varied by written instructions received by you from the Company.


                                                 FIRST BANK NATIONAL ASSOCIATION


                                                 By ____________________________
                                                    Its ________________________


Received and Agreed to:

_________________________

By_______________________
Title____________________
Date_____________________

Enclosures

                                                                    Attachment 3
TO:            First Bank National Association
               Mortgage Banking Services
               First Bank Place - MPFP0801
               601 Second Avenue South
               Minneapolis, Minnesota 55402-4302

FROM:          Express America Mortgage Corporation

Loan Type:     ___   FHA               ___  Level Pay  (100)    ___   Six Months
                                                                ___   1 Year
               ___   VA                                         ___   3 Years
                                       ___  ARM's      (300)    ___   5 Years
               ___   Conventional      ___  GEM's/ECM  (400)
                                       ___  GPM's      (500)    ___  15 Years
                     ____ Conforming   ___             Other

                                                                ___  20 Years
                     ____ Nonconforming                         ___  25 Years
                                                                ___  30 Years
                     Interest Rate___________%

The present status of this mortgage is certified to be:

                  LOAN NUMBER:        _____________________

                  MORTGAGE  NAME:     _____________________
                                      (LAST NAME, first)

                  PROPERTY:           _____________________
                  ADDRESS:            _____________________

     Note      Principal  Origination          Collateral
     Date       Amount      Amount       %        Value          %
  ----------  ----------- -----------  -----   ----------    ---------
  ----------  ----------- -----------  -----   ----------    ---------

================================================================================
In connection with the pledging of the above mortgage which is to be held by you as collateral, we submit the following instruments and facts:

___    1. Original  Mortgage Note Endorsed in Blank
___    2. Certified Copy of Mortgage  Deed or Deed or Trust
___    3. Assignment  of Mortgage to First Bank  National  Association
___    4. Certified  Copy of Intervening  Assignment(s)
___    5. Certified Copy of the Power of Attorney (if applicable)
___    6. Takeout Commitment Information:

          ____     Specific   $_________ from _________

                   Dated________ which is priced at_______%

          ____     Blanket:  Loan conforms to ___________

                   Which has a  weighted  average  price of_______%

We hereby certify that this loan is pledged to First Bank National Association (the"Bank") in accordance with the Warehousing Credit Agreement between us and the Bank. Capitalized terms used herein have the meanings ascribed thereto in said Credit Agreement.

We also certify that (i) this loan is subject to a Firm Commitment or Standby Commitment, (ii) sufficient fire and extended insurance coverage is in effect and will be maintained on the property, (iii) we have obtained and will maintain in our files as agent for the Bank a FIRREA Qualifying Appraisal with respect to this loan, and (iv) all other documents pertaining to this loan will be held and maintained by us for the Bank.

All items taken on Trust Receipt for delivery to a permanent investor will be delivered with a Bailee Letter to such investor which requires remittance of payment to the Bank or return of the collateral to the Bank.

DATE:__________                             EXPRESS AMERICA MORTGAGE CORPORATION


                                            By _________________________________
                                               Title____________________________

                                                                    Attachment 4


                                  TRUST RECEIPT
                                  -------------

                                Temporary Release
                                  of Collateral

         The undersigned hereby acknowledges receipt this____________day of__________ , 199_, from First Bank National Association (hereinafter called the "Bank") of the following described property (hereinafter called "Collateral"):



         The undersigned represents, warrants and agrees that:

         1. The undersigned has requested and obtained possession of the Collateral from the Bank for one of the purposes set forth below and for no other purpose:

                _________correction

         2. The Collateral and the proceeds thereof are and will remain subject to the security interest held by the Agent, and the undersigned will keep the Collateral and any such proceeds segregated and identifiable and free and clear of all liens, charges and encumbrances.

         3. The Collateral will be redelivered to the Bank or its designee as soon as the purpose for which possession was taken has been accomplished, and in any event within twenty-one (21) days from the date of taking possession.

         4. In the event of any default in the performance of any term or condition of this Trust Receipt, the Bank may declare all or any part of the indebtedness secured by the Collateral immediately due and payable without notice or demand.

         5. Additional limitations, if any:



                                          EXPRESS AMERICA MORTGAGE CORPORATION


                                          By ___________________________________
                                             Its _______________________________